                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549




                                   FORM 8-K/A




                                 CURRENT REPORT





                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported)   April 6, 1998
                                                          ---------------------


                             Atchison Casting Corporation
-------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


                Kansas                1-12541          48-1156578
-------------------------------------------------------------------------------
     (State or other jurisdiction   (Commission       (IRS Employer
          of incorporation)          File Number)   Identification No.)


            400 South Fourth Street, Atchison, Kansas           66002
-------------------------------------------------------------------------------
             (Address of principal executive offices)        (Zip Code)


          Registrant's telephone number, including area code  (913)367-2121
                                                             ------------------


                                         NONE
-------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On April 6, 1998, Atchison Casting UK Ltd ("ACUK"), a subsidiary of the registrant, acquired all of the outstanding capital stock, consisting of 76,987,733 ordinary shares of capital stock, of Sheffield Forgemasters Group Limited ("Sheffield"), incorporated in England and Wales, from the stockholders of Sheffield for approximately U.S. $54.9 million in cash and 1,040,000 ordinary shares of ACUK valued at U.S. $914,817. Cash acquired, in excess of related transaction costs and ongoing working capital requirements, was approximately U.S. $4.3 million, resulting in an effective net purchase price of approximately U.S. $51.5 million. The 1,040,000 ordinary shares, consisting of approximately 5.0% of the outstanding stock, of ACUK were issued to Sheffield management in exchange for 1,267,477 shares of Sheffield instead of the cash consideration. The purchase price was determined pursuant to arm's length negotiations between the parties.

     Sheffield includes Forgemasters Steel & Engineering Limited, River Don Castings Limited, Forged Rolls (UK) Limited and British Rollmakers Limited, among other operating units. The companies' products serve a variety of markets and end users, including steel rolling mills, paper and plastic processing, oil and gas exploration and production, fossil and nuclear electricity generation and forging ingots, which the registrant intends to continue.

     The funds used for this acquisition were secured by bank loans extended by Harris Trust and Savings Bank, as Agent, under the Amended and Restated Credit Agreement dated April 3, 1998, among the registrant and the Banks party thereto.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          (1) Audited Consolidated Financial Statements of Sheffield Forgemasters Group Limited as of April 6, 1998 and March 31, 1997 and for the twelve months ended April 6, 1998, March 31, 1997 and March 31, 1996 (attached as Appendix A hereto).

     (b)  Pro Forma Consolidated Financial Information.

          (1) Pro Forma Consolidated Financial Information consisting of a pro forma consolidated balance sheet as of March 31, 1998 and pro forma consolidated statements of operations for the twelve-months ended March 31, 1998, the nine-months ended March 31, 1998 and the year ended June 30, 1997 (attached as Appendix B hereto).

     (c)  Exhibits.

               (2.1)     The Offer from ACUK to the stockholders of Sheffield
               dated April 6, 1998 (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K dated April 16, 1998).

               (2.2)     Deed of Warranty and Undertaking in respect of
               Sheffield and its Subsidiaries dated April 6, 1998 by and among Phillip Montague Wright, Malcom Arthur Brand and David Fletcher and ACUK (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K dated April 16,
               1998).

               (4.1a)    The Amended and Restated Credit Agreement dated as of
               April 3, 1998, among the registrant, the Banks party thereto and Harris Trust and Savings Bank, as Agent (incorporated by reference to Exhibit 4.1a of the Company's Current Report on Form 8-K dated April 16, 1998).

               (4.1b)    Pledge and Security Agreement dated as of April 3,
               1998, between the registrant and Harris Trust and Savings Bank, as Agent (incorporated by reference to Exhibit 4.1b of the Company's Current Report on Form 8-K dated April 16, 1998).

               (4.2)     Third Amendment dated as of April 3, 1998 to the Note
               Purchase Agreement dated July 29, 1994 between the registrant and Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K dated April 16, 1998).

               (10.1)    The Share Exchange Agreement dated April 6, 1998 in
               respect of the ordinary shares of Sheffield by and among David Fletcher and others, ACUK and Atchison Casting Corporation (incorporated by reference to Exhibit 10.1 on the Company's Current Report on Form 8-K dated April 16, 1998).

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Atchison Casting Corporation
                                               ------------------------------
                                                         (Registrant)




                                                  /s/ Kevin T. McDermed
                                               ------------------------------
June 22, 1998                                     Kevin T. McDermed, Vice
                                                  President, Chief
                                                  Financial Officer,
                                                  Treasurer and Secretary

                                                       APPENDIX A














                      Consolidated Financial Statements of
             Sheffield Forgemasters Group Limited and subsidiaries

                                                       REGISTERED NO:  3120721










                                   Sheffield Forgemasters Group Limited

                                   and subsidiaries

                                   (formerly Sheffield Forgemasters Group plc)

                                   Report and financial statements

                                   for the year ended 31 March 1998

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES

REPORT AND FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 1998
                                                                           PAGE

REPORT OF THE INDEPENDENT AUDITORS                                         1

CONSOLIDATED PROFIT AND LOSS ACCOUNT                                       2

CONSOLIDATED BALANCE SHEET                                                 3

CONSOLIDATED CASH FLOW STATEMENT                                         4 - 5

NOTES TO THE FINANCIAL STATEMENTS                                       6 - 25

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (1)

REPORT OF THE INDEPENDENT AUDITORS
TO THE SHAREHOLDERS OF SHEFFIELD FORGEMASTERS GROUP LIMITED

We have audited the consolidated balance sheets of Sheffield Forgemasters Group Limited and its subsidiary undertakings ("The Group") as of 31 March 1998 and 31 March 1997 and the consolidated income statements and cash flow statements for the two years ended 31 March 1998 which have been prepared on the basis of preparation described in Note 1. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group at 31 March 1998 and 31 March 1997, and the consolidated results of its operations and its cash flows for each of the years in the two year period ended 31 March 1998 in conformity with generally accepted accounting principles in the United Kingdom on the basis of preparation described in Note 1.

Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net results, shareholders' equity and cash flows for the financial year ended 31 March 1998 and 31 March 1997 to the extent summarized in Note 3 to the consolidated financial statements.






Coopers & Lybrand
Chartered Accountants
Nottingham
England
17 June 1998

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (2)

CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 MARCH 1998


                                                         Notes        1998           1997
                                                                      L'000          L'000
TURNOVER -continuing operations                            2         96,437        103,163

Cost of sales - continusing operations                              (77,568)       (79,791)
Exceptional cost of sales                                  4         (1,010)           -
                                                               ------------   ------------
GROSS PROFIT                                                         17,859         23,372

Net operating expenses -continuing operations              5        (19,076)       (16,239)
                                                               ------------   ------------
OPERATING (LOSS)/PROFIT - continuing operations                      (1,217)         7,133

Profit on disposal of properties                                        171              9
                                                               ------------   ------------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST                 (1,046)         7,142

Interest receivable (net)                                  8          2,232          1,087
                                                               ------------   ------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION              9          1,186          8,229

Taxation                                                  10         (1,023)        (1,558)
                                                               ------------     ----------
PROFIT FOR THE FINANCIAL YEAR                                           163          6,671

Dividends and appropriations                              11           (257)        (1,283)
                                                               ------------   ------------
RETAINED (LOSS)/PROFIT FOR THE FINANCIAL PERIOD                         (94)         5,388
                                                               ------------   ------------
                                                               ------------   ------------

The group has no material recognised gains and losses other than those noted above and therefore no separate statement of total recognised gains and losses has been presented.

There is no difference between the profit on ordinary activities before taxation and the retained loss for the year stated above, and their historical cost equivalents.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (3)

CONSOLIDATED BALANCE SHEET
AT 31 MARCH 1998

                                                                       1998           1997
                                                                      L'000          L'000
FIXED ASSETS
Tangible assets                                           12         24,921         24,370
Loose tools                                               13          4,048          4,081
                                                               ------------   ------------
                                                                     28,969         28,451
                                                               ------------   ------------
CURRENT ASSETS
Stocks and work in progress                               15         14,666         16,686
Progress payments                                                    (1,004)        (1,838)
                                                               ------------   ------------
                                                                     13,662         14,848
Debtors: amounts falling due after more than one year     16            154            137
Debtors: amounts falling due within one year              16         28,634         39,414
Cash                                                                 22,821         10,818
                                                               ------------   ------------
                                                                     65,271         65,217
CREDITORS: amounts falling due within one year            17        (30,571)       (28,981)
                                                               ------------   ------------
NET CURRENT ASSETS                                                   34,700         36,236
                                                               ------------   ------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                63,669         64,687
                                                               ------------   ------------
CREDITORS: amounts falling due after more
 than one year (including loans)                          18         (1,006)        (1,379)
Provisions for liabilities and charges                    19         (2,792)        (1,802)
ACCRUALS AND DEFERRED INCOME                              20         (2,741)        (3,014)
                                                               ------------   ------------
                                                                     (6,539)        (6,195)
                                                               ------------   ------------
NET ASSETS                                                           57,130         58,492
                                                               ------------   ------------
                                                               ------------   ------------
CAPITAL AND RESERVES
Called-up share capital                                   22            751         28,195
Share premium account                                     23          2,098          2,098
Capital reserves                                          23         48,988         21,544
Profit and loss account                                   23          5,293          6,655

Equity shareholders' funds                                           57,130         29,766
Non-equity shareholders' funds                                          -           28,726
                                                               ------------   ------------
TOTAL SHAREHOLDERS' FUNDS                                            57,130         58,492
                                                               ------------   ------------
                                                               ------------   ------------

The financial statements on pages 2 to 25 were approved by the board of directors on 17 June 1998 and were signed on its behalf by:

D Fletcher          }
                    }Directors
P S Barrett         }

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (4)

CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 MARCH 1998



                                                                       1998           1997
                                                                      L'000          L'000
NET CASH INFLOW FROM CONTINUING OPERATING ACTIVITIES                 15,095          7,992
(reconciliation to operating profits on page 5 )                 ----------     ----------

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                     2,362          1,245
Interest paid                                                           (14)           (45)
Interest paid on finance leases                                        (107)          (113)
                                                                 ----------     ----------
                                                                      2,241          1,087
                                                                 ----------     ----------
TAXATION
UK corporation tax paid                                                (494)          (741)
Overseas tax received/( paid)                                            49           (131)
                                                                 ----------     ----------
                                                                       (445)          (872)
                                                                 ----------     ----------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                    (5,284)        (3,948)
Purchase of loose tools                                              (1,509)        (1,246)
Sale of tangible fixed assets                                         3,794            240
Grants received                                                         -              177
Grants repaid                                                            (2)          (257)
                                                                 ----------     ----------
                                                                     (3,001)        (5,034)
                                                                 ----------     ----------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary                                                  -           (5,745)
Net cash acquired with subsidiary                                       -            3,338
                                                                 ----------     ----------
                                                                        -           (2,407)
                                                                 ----------     ----------

DIVIDENDS PAID                                                       (1,525)           (15)
                                                                 ----------     ----------

CASH INFLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND FINANCING      12,365            751
                                                                 ----------     ----------
FINANCING
Issue of ordinary share capital                                         -           11,446
Capital receipt                                                      27,444            -
Redemption of preferred ordinary shares                             (27,444)           -
Repayment of principal under finance leases                            (362)          (194)
                                                                 ----------     ----------
                                                                       (362)        11,252
Expenses of refinancing and acquisition                                 -           (1,276)
                                                                 ----------     ----------
                                                                       (362)         9,976
                                                                 ----------     ----------
INCREASE IN CASH IN THE PERIOD                                       12,003         10,727
                                                                 ----------     ----------
                                                                 ----------     ----------

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (5)

RECONCILIATION OF OPERATING PROFIT TO NET CASH FLOW FROM
OPERATING ACTIVITIES


                                                                      1998           1997
                                                                      L'000          L'000
CONTINUING ACTIVITIES
Operating (loss)/profit                                              (1,217)         7,133
Depreciation on tangible fixed assets                                   977            704
Fixed asset and loose tools write off                                   804            -
Grant amortisation                                                     (271)          (408)
(Profit)/Loss on sale of tangible fixed assets                          (41)            10
Depreciation on loose tools                                           1,386          1,201
(Decrease) increase in progress payments                             (1,069)         1,384
Decrease in stocks                                                    2,021          2,044
Decrease/(increase) in debtors                                       10,335         (1,992)
Increase/(decrease) in creditors                                      1,180         (1,546)
Increase in provisions                                                  990           (538)
                                                                 ----------     ----------
NET CASH INFLOW FROM CONTINUING OPERATING ACTIVITIES                 15,095          7,992
                                                                 ----------     ----------
                                                                 ----------     ----------

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (6)

1.   PRINCIPAL ACCOUNTING POLICIES

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom and are stated in L sterling. A summary of the more important group accounting policies is set out below.

BASIS OF ACCOUNTING

The structure of the group has undergone two major changes during the three years to 31 March 1998:
 - The Group was refinanced on 2 May 1996 by means of acquisition by the current holding company. The consideration for the predecessor group was satisfied by the issue of 52,359,132 ordinary 1 pence shares (credited as fully paid at 5 pence each) and 79,026,516 cumulative redeemable preferred ordinary shares of 30 pence each and cash amounting to L40, 745,000. The carrying value of the assets exceeded the purchase price by L16,237,000.

 - The Aerospace division was sold on 6 February 1998 for a consideration of L65.6 million.

These UK GAAP financial statements have been prepared on the basis that the business in existence at 31 March 1998 had been in existence for the whole of the two years to 31 March 1997 in its current form. Consequently, the following material adjustments have been made:

 - The results of the Aerospace Division have been excluded throughout the periods.
 - The profit on disposal of the Aerospace Division has been excluded
 - The extent of the refinancing at 2 May 1996 that related to the Aerospace Division has been eliminated by removing debt attributable to the Aerospace Division.

The interest expense has been adjusted to reflect the debt allocation to the Aerospace Division.

All other costs directly related to the Aerospace Division have been eliminated. Allocation of certain costs have been made on a pro rata basis which management asserts is a reasonable allocation method. Transactions and balances with the Aerospace division previously eliminated as inter-company transactions have been reinstated as external transactions and balances.

The fair values attaching to the assets refinanced on 2 May 1996 have been adopted as the carry forward basis.

The consolidated financial statements comprise the financial statements of the company and its subsidiary undertakings made up to 5 April 1998. In previous years the accounts were made up to the Saturday closest to 31 March in any period.

The results of subsidiary undertakings acquired during the period are included in the profit and loss account from the effective date of acquisition and the results of subsidiary undertakings disposed of during the period are included in the profit and loss account up to the date of disposal. Intra-group sales and profits are eliminated fully on consolidation.

The financial statements are prepared on the historical cost basis of accounting, modified to include the revaluation of certain fixed assets.

On acquisition of a subsidiary, all of the subsidiary's assets and liabilities that exist at the date of acquisition are recorded at their fair values reflecting their condition at that date. All changes to those assets and liabilities, and the resulting gains and losses, that arise after the group has gained control of the subsidiary are charged to the post acquisition profit and loss account.

TURNOVER

Turnover is the amount receivable for goods and services supplied to customers excluding value added tax.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (7)

TANGIBLE FIXED ASSETS AND LOOSE TOOLS

Tangible fixed assets and loose tools are stated at cost or valuation, less accumulated depreciation.

Tangible fixed assets acquired with Sheffield Forgemasters Limited and its subsidiaries have been stated at the lower of open market value for existing use in the case of land and buildings, depreciated current replacement cost in the case of plant and machinery or net recoverable amounts. Depreciation is provided on a straight line basis over the shorter of the asset life or the estimated life of the activity.

In the case of internally constructed assets, works overheads are included in cost. Commissioning costs are not capitalised.

Where the group disposes of tangible fixed assets in the normal course of trading, the profit or loss arising is included in operating profit and disclosed as an exceptional item, if material. The profit or loss represents the difference between the net proceeds of sale and net carrying amount.

LEASED ASSETS

Tangible fixed assets financed by leasing arrangements which transfer to the group substantially all the benefits and risks of ownership of an asset, are treated as if they had been purchased outright and the capital element of the leasing commitment is shown as an obligation.

The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligation and the interest element is charged in the profit and loss account so as to produce a constant periodic rate of charge on the remaining balance of the liability for each accounting period.

Costs in respect of operating leases are written off as and when they are incurred.

DEPRECIATION

Depreciation is provided so as to write off the cost or valuation of tangible fixed assets on a straight line basis over their estimated useful lives. No depreciation is charged in the year of purchase except for motor vehicles and certain items of plant where, in the opinion of the directors, such depreciation is appropriate. The estimated useful lives for the main categories of fixed assets are:


Freehold land                      Not depreciated
Freehold buildings                 50 years
Plant and machinery                15 to 25 years
Motor vehicles                     4 years
Computer equipment                 4 years
Loose tools                        Various, based on expected usage

Leased assets are depreciated over their estimated useful lives, or over the period of the lease if shorter.

Depreciation is accelerated on assets no longer in use, reducing such assets to net realisable value.

GOODWILL

Goodwill arising on consolidation represents the difference between the fair value of the consideration given over the fair value of the identifiable net assets required. Goodwill arising on the acquisition of subsidiaries and associates is written off immediately against reserves. Other purchased goodwill is eliminated by amortisation through the profit and loss account over its useful economic life.

FIXED ASSET INVESTMENTS

Investments in subsidiary undertakings are stated at the lower of cost to the group and the directors' valuation of the investment.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (8)

STOCKS AND WORK IN PROGRESS

Stocks and work in progress are valued at the lower of cost and net realisable value of the separate items of stock and work in progress or of groups of similar items.

Cost of raw materials, spares and stores is determined at purchase price, including delivery charges on a FIFO basis.

Cost of partly processed and finished products comprises cost of production, including works overheads based on normal levels of activity, incurred in the normal course of business in bringing the product to its present location and condition.

Net realisable value is the value at which it is estimated that stock or work in progress can be realised in the normal course of business after allowing for the cost of conversion from its existing state to a finished condition and all costs to be incurred in marketing, selling and distribution directly related to the items in question.

Provisions are made, where necessary, to cover defective, slow moving and obsolete items.

Stocks received on consignment and their related obligations are recognised in current assets and creditors respectively on adoption of the consignment stock when the risks and rewards of ownership pass to the company.

PROGRESS PAYMENTS

Progress payments received and receivable are deducted from the value of work in progress. Any excess amounts are included in creditors.

TRANSLATION OF FOREIGN CURRENCY AMOUNTS

Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date or at the future contracted rate if committed forward.

Exchange differences arising in the ordinary course of business are taken into account in determining the trading result.

RESEARCH AND DEVELOPMENT

Revenue expenditure on research and development is written off in the period in which it is incurred.

TECHNICAL "KNOW HOW"

Income arising from the sale of technical "know how" to third parties is credited to the profit and loss account when the assistance is rendered.

Where this income takes the form of a royalty, it is credited to the profit and loss account in the period in which it is received.

DEFERRED TAXATION

Deferred taxation arises when items are recognised for tax purposes in periods that differ from the period in which the items are recognised for accounting purposes. Provision is made for deferred taxation to the extent that there is a reasonable probability that such taxation would become payable in the foreseeable future.

PENSIONS

Based on actuarial advice, contributions are made to pension schemes to provide for retirement benefits related to projected final salaries for employees, and for post retirement increases. In accordance with the provisions of Statement of Standard Accounting Practice No 24 contributions are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the group. Independent actuaries undertake valuations at intervals of not more than three years.

           SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(9)


Grants that relate to specific capital expenditure are treated as deferred income which is credited to the profit and loss account over the related asset's useful life. Other grants are credited to the profit and loss account when the expenditure to which they relate is incurred.

CUMULATIVE REDEEMABLE PREFERRED ORDINARY SHARES

In accordance with the provisions of Financial Reporting Standard No 4, finance costs of non-equity shares are charged at a constant rate in the profit and loss account as an appropriation of profit.

2.   ANALYSIS BY GEOGRAPHICAL AREA


TURNOVER                            1998           1997
                                   L'000          L'000

United Kingdom                    30,694         35,246
Rest of Europe                    35,545         41,779
North America                     17,549         14,803
Other                             12,649         11,335
                                  ------        -------
                                  96,437        103,163
                                  ------        -------
                                  ------        -------

Substantially all the turnover of the group originates from production facilities in the United Kingdom.


PROFIT BEFORE TAXATION              1998           1997
                                   L'000          L'000

United Kingdom                      4632          5,189
Rest of Europe                    (1,510)         2,541
North America                     (1,348)           (86)
Other                               (588)           585
                                  ------        -------
                                   1,186          8,229
                                  ------        -------
                                  ------        -------


NET ASSETS                          1998           1997
                                   L'000          L'000

United Kingdom                    57,094         58,514
Rest of Europe                        30            (32)
North America                          6             10
                                  ------        -------
                                  57,130         58,492
                                  ------        -------
                                  ------        -------

Continuing operation turnover represents sales to external third parties.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(10)


3    SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED
     ACCOUNTING PRINCIPLES (GAAP)

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP), which differ in certain material respects from generally accepted accounting principles in the United States (US GAAP). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

The following is a summary of the material adjustments to net income and shareholders' equity which would have been required in applying the significant differences between UK and US GAAP:

The principal differences between UK GAAP and US GAAP are disclosed below:


                                                                                L'000          L'000
                                                                 NOTES           1998           1997
NET INCOME REPORTED UNDER UK GAAP                                                 163          6,671
US GAAP ADJUSTMENTS:
    Business combinations                                            a            -          (20,254)
    Pensions                                                         b            752          1,477
    Restructuring costs                                              c             17           (407)
    Other provisions                                                 f          1,451           (156)
    Stock based compensation                                         i           (807)           -
    Revaluation of fixed assets - depreciation expense               h             21           (127)
    Deferred taxation; Application of full liability method          e            -              -
    Deferred taxation; Tax effect of US GAAP adjustments             e            -              -
NET INCOME/(LOSS) UNDER US GAAP                                                 1,597        (12,796)
BASIC EARNINGS PER SHARE                                             j          (0.02)          0.06
DILUTED EARNINGS PER SHARE                                           j          (0.02)          0.06


RECONCILIATION OF EQUITY SHAREHOLDERS' FUNDS


                                                                                 1998           1997
EQUITY UNDER UK GAAP                                                           57,130         58,492
US GAAP ADJUSTMENTS:
    Business combinations                                            a          2,614          2,614
    Pensions                                                         b         (1,865)        (2,617)
    Restructuring costs                                              c           (390)          (407)
    Other provisions                                                 f          1,295           (156)
    Preference shares                                                d            -          (27,444)
    Revaluation of fixed assets                                      h         (4,223)        (4,958)
    Revaluation of fixed assets - accumulated depreciation           h          3,118          3,199
    Deferred taxation; Application of full liability method          e            -              -
    Deferred taxation; Tax effect of US GAAP adjustments             e            -              -
EQUITY UNDER US GAAP                                                           57,679         28,723

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(11)


MOVEMENT IN SHAREHOLDERS EQUITY IN ACCORDANCE WITH US GAAP               1998
                                                                        L'000

Balance at the beginning of the year                                   28,723
Net income                                                              1,597
Dividend appropriation                                                 (1,525)
Pensions                                                                    -
Preference shares                                                      27,444
Stock based compensation                                                  807
Revaluation of fixed assets                                               735
Revaluation of fixed assets - accumulated depreciation                   (102)
                                                                       ------
BALANCE AT END OF THE YEAR                                             57,679
                                                                       ------
                                                                       ------

In preparing the summary of difference between UK and US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the estimates of revenue and expenses. Accounting estimates have been employed in these financial statements to determine reported amounts, including realizability, useful lives of tangible and intangible assets, income taxes and other areas. Actual results could differ from those estimates.

A summary of the principle differences applicable to the Group are set out below.

(a)  BUSINESS COMBINATIONS
Under UK GAAP the acquisition of Sheffield Forgemasters Limited and its subsidiaries on 2 May 1996 by Sheffield Forgemasters Group plc was accounted for using acquisition accounting which requires purchase consideration to be allocated to the net assets acquired based on their fair value on the date of acquisition. The difference between the consideration and the fair value of the identifiable net assets was recorded as goodwill and written off immediately against reserves.

Under US GAAP the acquisition has been accounted for in accordance with the provisions of Emerging Issues Task Force Consensus 88-16, BASIS IN LEVERAGED BUYOUT TRANSACTIONS. In accordance with this standard, no change in control occurred as a result of the buyout, and a change in accounting basis is therefore not appropriate.

Under UK GAAP downward adjustments to fixed assets as a result of asset impairments were included in the fair value of the assets and taken to reserves as part of goodwill. To conform to US GAAP asset impairments have been removed from reserves and recorded as a one time charge to the income statement as part of the US GAAP reconciliation.

(b)  PENSIONS
Under UK GAAP the cost of providing pension benefits is expensed over the average expected service lives of eligible employees in accordance with the provisions of SSAP 24. SSAP 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes. Differences between the actual experience of the schemes and the actuarial assumptions made are recognized immediately.

Under US GAAP the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with SFAS 87, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS 87 a pension liability or asset representing the difference between benefit obligations and plan assets is recognized in the balance sheet. In addition, in cases where the accumulated benefit obligation exceeds the unamortized prior service cost, the company records the excess as a separate component of shareholders' equity. Only those accumulated gains or losses arising in the Scheme from a difference between the actual experience of the Scheme and the actuarial assumptions made, falling outside ten percent of the greater of the projected benefit obligation (PBO) or the market-related value of the assets (the corridor), are amortized.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(12)


(c)  RESTRUCTURING COSTS

Under UK GAAP when a decision has been made to restructure part of the Group's business, provisions are made for redundancy and other costs.

US GAAP requires a number of specific criteria to be met before such costs can be recognized as an expense. Among these is the requirement that all the significant actions arising from the restructuring and their expected completion dates must be identified by the balance sheet date.

In addition, US GAAP is more prescriptive than UK GAAP with respect to the nature of items which may be classified as restructuring or exit costs. Costs which do not qualify are recognized as liabilities when an obligation exists to pay cash or otherwise sacrifice assets and are classified as an operating expense of the business.

(d)  PREFERENCE SHARES
Under UK GAAP preference shares with mandatory redemption features are classified as non-equity interests and are recorded as a component of total shareholders' equity.

Under US GAAP such redeemable preference shares are classified outside of shareholders' equity.

(e)  DEFERRED TAXATION
Under UK GAAP a provision is recorded for deferred taxation under the liability method to the extent that it is probable that taxation liabilities or benefits will crystallize within the foreseeable future.

Under US GAAP deferred tax is provided for on a full liability method in accordance with SFAS 109, whereby deferred tax assets or liabilities are recognized for differences between the financial and tax basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

In management's judgement no material differences would arise with respect to recognition of additional assets under the full provision methodology nor the tax effect of the US GAAP adjustments, because a full valuation allowance under SFAS 109 is considered appropriate.

(f)  OTHER PROVISIONS

Under UK GAAP, certain provisions for future expenditures are allowed. Certain of these provisions do not meet the liability recognition requirements of SFAS 5 under US GAAP.

(g)  CASH FLOW INFORMATION

Under UK GAAP the Consolidated Cash Flow Statements are presented in accordance with UK Financial Reporting Standard No 1, as revised (FRS 1). The Statements prepared under FRS 1 present substantially the same information as that required under US GAAP as interpreted by SFAS 95.

Under UK GAAP cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources and financing.

US GAAP requires the classification of cash flows as resulting from operating, investing, and financing activities. Changes in the balances of overdrafts are classified within financing activities.

Consolidated statement of cash flows is set out below in accordance with the classification requirements and definition of cash under US GAAP.

                                                             1998        1997
                                                            L'000       L'000

 Cash provided by (used in) operating activities           16,891       8,207
 Cash provided by (used in) investing activities           (2,999)     (7,361)
 Cash provided by (used in) financing activities           (1,889)      9,972
                                                           ------      ------
 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      12,003      10,818
 Cash and cash equivalents at the beginning of the year    10,818           -
                                                           ------      ------
 CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR          22,821      10,818
                                                           ------      ------
                                                           ------      ------

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(13)

(h)  REVALUATION OF FIXED ASSETS

Under UK GAAP certain fixed assets have been revalued to fair market value.

Under US GAAP all fixed assets are recorded at historical cost.

(i)  STOCK BASED COMPENSATION

Under UK GAAP the Group does not recognise compensation expense for options issued as compensation to employees.

Under US GAAP the compensation expense associated with options issued, in consideration for services received, is recognized as the difference between the market value of the stock, at the grant date, and the exercise price of the option. Compensation costs, as determined above, are charged to expense over the period in which the related service is provided.

(j)  EARNINGS PER SHARE

Earnings per share is calculated in accordance with the provisions of SFAS 128 with Basic EPS calculated based on income available to common stockholders divided by the weighted-average number of common shares outstanding during the period and Diluted EPS considering all dilutive potential common shares. The calculation was performed based on UK GAAP financial numbers using US GAAP methodology.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(14)


4    EXCEPTIONAL COST OF SALES

The exceptional cost of sales relates to the write down of the 25 tonne arc furnace on the River Don Site.

5    NET OPERATING EXPENSES

                                                        1998           1997
                                                       L'000          L'000

Distribution costs                                     8,549          9,216
Administrative expenses                               10,642          8,159
Exceptional administrative expenses                      575              -
Net other operating income                              (690)        (1,136)
                                                      ------         ------
NET OPERATING EXPENSES                                19,076         16,239
                                                      ------         ------
                                                      ------         ------

Exceptional administrative expenses were incurred in respect of the sale of the business to Atchison Casting UK Limited.

6    DIRECTORS' EMOLUMENTS

Staff costs include the following remuneration in respect of directors of Sheffield Forgemasters Group Limited:


                                                        1998           1997
                                                       L'000          L'000

Aggregate emoluments and benefits                        604            520
Company contributions to hybrid pension scheme            58             75
Compensation for loss of office                          377              -
                                                      ------         ------
                                                       1,039            595
                                                      ------         ------
                                                      ------         ------

Aggregate emoluments include amounts paid to the highest paid director as follows:


                                                        1998           1997
                                                       L'000          L'000

Aggregate emoluments and benefits                        285            169
Company contributions to hybrid pension scheme            15             23
                                                      ------         ------
                                                         300            192
                                                      ------         ------
                                                      ------         ------

The highest paid director is a member of a hybrid pension scheme. On retirement, he will benefit from the higher of the accrued pension calculated on a money purchase basis or the accrued pension, calculated on a final salary basis. The amount above represents the company contributions paid into the scheme during the period. The company has taken advantage of the transitional relief arrangements specified in SI 1998/570, not to disclose comparative figures.

S M Wallis has been granted options over share capital in the company which are variable in amount depending upon future events.

No other directors have been granted options over the share capital of the company. Retirement benefits are accruing to four directors under a defined benefit scheme.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(15)


7    EMPLOYEE INFORMATION

The average weekly number of persons (including executive directors) employed by the group during the year was:


                                                        1998           1997
                                                      NUMBER         Number

Full time                                              1,359          1,382
Part time                                                  7              7
                                                     -------        -------
                                                       1,366          1,389
                                                     -------        -------
                                                     -------        -------


                                                        1998           1997
                                                       L'000          L'000

STAFF COSTS (FOR THE ABOVE PERSONS):
Wages and salaries                                    27,036         25,425
Social security costs                                  2,194          2,109
Other pension costs (see note 21)                      2,433          1,455
                                                     -------        -------
                                                      31,663         28,989
                                                     -------        -------
                                                     -------        -------

8    INTEREST PAYABLE AND SIMILAR CHARGES (NET)


                                                        1998           1997
                                                       L'000          L'000

INTEREST RECEIVABLE
Interest receivable on bank deposits                   1,858            745
Other interest receivable                                500            500
                                                     -------        -------
                                                       2,358          1,245
                                                     -------        -------

INTEREST PAYABLE
On bank loans, overdrafts and other loans                (19)           (45)
On finance leases                                       (107)          (113)
                                                     -------        -------
                                                        (126)          (158)
                                                     -------        -------
Net interest receivable                                2,232          1,087
                                                     -------        -------
                                                     -------        -------

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(16)


9    PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION


                                                                                      1998           1997
                                                                                     L'000          L'000
Profit on ordinary activities before taxation is stated after crediting:
Amortisation of government grants (see note 20)                                        271            247
Profit on disposal of tangible fixed assets                                            213              9
Rent receivable (net of outgoings)                                                      64             94
Exchange gain                                                                          153            -
                                                                                ----------     ----------
                                                                                ----------     ----------
AND AFTER CHARGING:
Depreciation on and amounts written off:
 Tangible owned fixed assets                                                           762            471
 Tangible fixed assets held under finance leases                                       215            233
 Loose tools                                                                         1,386          1,200
Operating lease rentals:
 Hire of plant and machinery                                                           181            122
Auditors' remuneration for:
   Audit                                                                               115            110
   Other services to the company and its UK subsidiaries                                19            227
Loss on disposal of tangible fixed assets                                              -               10
Exchange loss                                                                          -                8


                                                                                ----------     ----------
                                                                                ----------     ----------


10   TAXATION

                                                                                      1998           1997
                                                                                     L'000          L'000

United Kingdom corporation tax based on profits for the
period at 31% (1997: 33%)
Current period                                                                          13            215
Deferred taxation (see note 19)                                                        678            905
Overseas taxation                                                                      (49)            16
                                                                                ----------     ----------
                                                                                       642          1,136
Advance corporation tax paid                                                           381            422
                                                                                ----------     ----------
                                                                                     1,023          1,558
                                                                                ----------     ----------
                                                                                ----------     ----------

The accounting profit for the current period is decreased for taxation purposes by L7,933,000 in respect of the excess of tax allowances over depreciation, losses and ACT brought forward and other timing differences, and increased by L848,000 in respect of permanent differences.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES(17)


11   DIVIDENDS AND APPROPRIATIONS


                                                             1998          1997
                                                            L'000         L'000

DIVIDENDS ON NON-EQUITY SHARES:
CUMULATIVE REDEEMABLE PREFERRED ORDINARY SHARES
Appropriation of future dividends                               -         1,268
Release of appropriation made in 1997                      (1,268)            -
Final paid of 0.362 pence net per share                       331
Interim paid of 1.304 pence net per share                   1,194             -

DIVIDENDS ON EQUITY SHARES:
CUMULATIVE REDEEMABLE PREFERRED ORDINARY SHARES
Interim paid of 1.304 pence net per share                       -            15
                                                          -------       -------
                                                              257         1,283
                                                          -------       -------
                                                          -------       -------

12   TANGIBLE ASSETS


                                                                            PLANT AND
                                                                            MACHINERY
                                                                 PLANT      AND MOTOR
                                               FREEHOLD      MACHINERY       VEHICLES
                                               LAND AND            AND     ON FINANCE
                                              BUILDINGS       VEHICLES         LEASES          TOTAL
                                                  L'000          L'000          L'000          L'000
COST
At 1 April 1997                                  15,326          7,983          1,534         24,843
Additions                                         2,420          3,326            186          5,932
Disposals                                        (3,575)          (335)          (368)        (4,278)
Exchange differences                                -               (5)           -               (5)
                                         -------------- -------------- -------------- --------------
AT 31 MARCH 1998                                 14,171         10,969          1,352         26,492
                                         -------------- -------------- -------------- --------------
DEPRECIATION
At 1 April 1997                                     142            223            108            473
Charge for the period                               153            609            215            977
Eliminated in respect of disposals                  (56)          (242)          (261)          (559)
Exchange differences                                -               (3)           -               (3)
Write off (see note 4 )                             -              683            -              683
                                         -------------- -------------- -------------- --------------
AT 31 MARCH 1998                                    239          1,270             62          1,571
                                         -------------- -------------- -------------- --------------
NET BOOK VALUE
AT 31 MARCH 1998                                 13,932          9,699          1,290         24,921
                                         -------------- -------------- -------------- --------------
                                         -------------- -------------- -------------- --------------
Net book value
At 31 March 1997                                 15,184          7,760          1,426         24,370
                                         -------------- -------------- -------------- --------------
                                         -------------- -------------- -------------- --------------

Cost disclosed above includes L2,633,000 (1997: L2,641,000) in respect of assets in the course of construction.

               SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES


13   LOOSE TOOLS

GROUP                                                                 L'000

COST
At 1 April 1997                                                       4,417
Additions                                                             1,509
Disposals                                                               (35)
Write offs                                                           (1,200)
                                                               ------------
AT 31 MARCH 1998                                                      4,691
                                                               ------------
DEPRECIATION
At 1 April 1997                                                         336
Charge for the period                                                 1,386
Eliminated in respect of disposals                                      -
Write offs                                                           (1,079)
                                                               ------------
AT 31 MARCH 1998                                                        643
                                                               ------------
NET BOOK VALUE
AT 31 MARCH 1998                                                      4,048
                                                               ------------
                                                               ------------
Net book value
At 31 March 1997                                                      4,081
                                                               ------------
                                                               ------------

14   SUBSIDIARIES

The Group holds 100% of the equity of the following companies:


TRADING                                        COUNTRY OF
                                             INCORPORATION

Sheffield Forgemasters Limited                  England
Forgemasters Steel & Engineering Limited        England
River Don Castings Limited                      England
Forgealert Limited                              England
Forged Rolls (UK) Limited                       England
British Rollmakers Corporation Limited          England
Euro SFM Edelstahl GmbH                         Germany
heffield Forgemasters (Canada) Limited           Canada
Forgemasters Realisations (1998) Limited        England

NON-TRADING
Commercial Testing Services Limited             England
C Akrill Limited                                England
Firth Vickers Special Steels Limited            England
Forgemasters Engineering Limited                England
Gibson Engineering Company Limited              England
Hadura Products Limited                         England
Johnson's Rolls Limited                         England
Midland Rollmakers Limited                      England
Miller & Company Limited                        Scotland
Offshore Castings Limited                       England
R B Tennent Limited                             Scotland
Sheffield Forgemasters Holdings Limited         England
Sheffield Forgemasters Share Trustees Limited   England
Sheffield Forgemasters Trustees Limited         England
Thomas Perry Limited                            England

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES


Talos Group Limited                             England
Engineering Technologies Group Limited          England


15   STOCKS AND WORK IN PROGRESS


                                                    1998         1997
                                                    L'000        L'000
STOCKS AND WORK IN PROGRESS
Raw materials, spares and stores                    2,320        2,573
Work in progress                                   10,413       12,799
Finished goods                                      1,933        1,314
                                               ----------   ----------
                                                   14,666       16,686
                                               ----------   ----------
                                               ----------   ----------

16   DEBTORS


                                                    1998         1997
                                                    L'000        L'000

AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
Other debtors                                         154          137
                                               ----------   ----------
                                                      154          137
                                               ----------   ----------
                                               ----------   ----------

AMOUNTS FALLING DUE WITHIN ONE YEAR
Trade debtors                                      20,885       26,021
Other debtors                                       6,398       10,591
Prepayments and accrued income                      1,351        2,802
                                               ----------   ----------
                                                   28,634       39,414
                                               ----------   ----------
                                               ----------   ----------

17   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR




                                                    1998         1997
                                                    L'000        L'000

Trade creditors                                    12,646       14,351
Bank overdrafts                                       -             92
Obligations under finance leases (see note 18)        432          413
Progress payments                                      99          333
Bills of exchange                                     -             96
UK corporation tax                                    103          203
Other taxation and social security payable          1,125          767
Other creditors                                    11,893        8,997
Accruals                                            4,273        3,729
                                               ----------   ----------
                                                   30,571       28,981
                                               ----------   ----------
                                               ----------   ----------

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES



18   CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR




                                                    1998         1997
                                                    L'000        L'000

Overseas pension provision                            133          124
Obligations under finance leases (see below)          873         1255
                                               ----------   ----------
                                                    1,006        1,379
                                               ----------   ----------
                                               ----------   ----------

FINANCE LEASES

The net finance lease obligations to which the group is committed are:


                                                    1998         1997
                                                    L'000        L'000

In one year or less                                   432          413
Between one and two years                             343          406
Between two and five years                            517          828
Over five years                                        13           21
                                               ----------   ----------
                                                    1,305        1,668
                                               ----------   ----------
                                               ----------   ----------


19   PROVISIONS FOR LIABILITIES AND CHARGES

                                                              PROVISION
                                                                    FOR
                                                        RATIONALISATION
                                                                  L'000
At 1 April 1997                                                   1,802
Created in year                                                   2,117
Utilised in year                                                   (214)
Released in year                                                   (913)
                                                             ----------
At 31 March 1998                                                  2,792
                                                             ----------
                                                             ----------

DEFERRED TAXATION

At 1 April 1997, a deferred tax asset had been recognised (and included within debtors) arising from the acquisition of Sheffield Forgemasters Limited.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES


                                                            DEFERRED TAX
                                                                   ASSET
                                                                   L'000
At 1 April 1997                                                      678
Released in the year                                                (678)
                                                              ----------
AT 31 MARCH 1998                                                     -
                                                              ----------
                                                              ----------


No further deferred taxation has been provided in the financial statements. The full potential (asset)/liability (calculated at 33%) is as follows:



                                                    1998         1997
                                                    L'000        L'000

TAX EFFECT OF TIMING
DIFFERENCES DUE TO:
Excess of net book value of qualifying              3,902         4890
  assets over tax written down value
Other short term timing differences                (4,489)      (3,571)
Notional deferred tax on fair                      (6,192)      (4,345)
  value adjustments
                                               ----------   ----------
                                                   (6,779)      (3,026)
                                               ----------   ----------
                                               ----------   ----------

In addition to the losses noted above, there are taxation losses of L29,113,000 (1997:L34,500,000) held in subsidiary companies available to set off against future trading profits of those subsidiary companies, which have not been recognised in arriving at the potential deferred tax asset.

No deferred taxation has been provided on the property revaluation due to the availability of capital losses within the group.


20   ACCRUALS AND DEFERRED INCOME

                                                                 GRANTS
                                                                  L'000
At 1 April 1997                                                   3,014
Funds repaid                                                         (2)
Amortisation                                                       (271)
                                                            ------------
AT 31 MARCH 1998                                                  2,741
                                                            ------------
                                                            ------------

                                                                   L'000
The grants will be amortised as follows:
    Within one year                                                  251
    In the second to fifth years inclusive                           824
    After five years                                               1,666
                                                            ------------
                                                                   2,741
                                                            ------------
                                                            ------------

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES



21   PENSION AND SIMILAR OBLIGATIONS

The group's obligations to provide pensions to both retired and current employees are covered by the Sheffield Forgemasters Pension Scheme and are based on final pensionable earnings. The assets of the scheme are held separately from those of the group and invested on behalf of the trustees. Contributions to the scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives within the group. The pension cost is assessed with the advice of an independent qualified actuary. The most recent valuation used the projected unit method and was at 5 April 1997. For the purposes of assessing contributions under Statement of Standard Accounting Practice No 24, the principal actuarial assumptions used are based on investment returns exceeding pay growth and pension increases by 2.25 per cent per annum and 4.5 per cent per annum respectively.

The surplus is being amortised over the expected average remaining service life of employees of 12 years 6 months, as a uniform percentage of payroll.

The most recent actuarial valuation showed that the market value of the scheme's assets was L115,107,000 and that the actuarial value of those assets represented 108 per cent of the benefits that had accrued to members, after allowing for expected future increases in earnings and pensions. Full allowance was made in the valuation for the changes made to pension scheme taxation in the 1997 budget. Following discussions with the Trustee and the company it was agreed that member and company contributions would recommence at the combined level of 9 per cent of pensionable earnings with effect from 1 October 1997, increasing to a combined level of 18 per cent of pensionable earnings with effect from 1 January 1998.

An amount of L903,000 (1997: L2,716,000) is included within debtors which represents the fair value of the pension surplus attributable to the group at acquisition, less the excess of the accumulated pension cost over payment of contributions to the pension scheme.


22   CALLED-UP SHARE CAPITAL

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES



                                                    1998         1997
                                                    L'000        L'000

AUTHORISED
95,000,000 ordinary shares of 1p each                 950          950
137,000,000 cumulative redeemable preferred
  ordinary shares of 30p each                      41,100       41,100
5,000,000 preferred ordinary shares of 1p each         50           50
                                               ----------   ----------
                                                   42,100       42,100
                                               ----------   ----------
                                               ----------   ----------
ALLOTTED, CALLED-UP AND FULLY PAID
75,123,743 ordinary shares of 1p each                 751          751
91,478,861 cumulative redeemable preferred
  ordinary shares of 30p each                         -         27,444
                                               ----------   ----------
                                                      751       28,195
                                               ----------   ----------
                                               ----------   ----------

23   SHARE PREMIUM ACCOUNT AND RESERVES


                                            SHARE
                                           PREMIUM            CAPITAL        PROFIT AND
                                           ACCOUNT            RESERVES     LOSS ACCOUNT
                                             L'000             L'000           L'000
GROUP
At 1 April 1997                              2,098             21,544        6,655
Retained loss for the year                     -                  -            (94)
Release of appropriation made in 1997                                       (1,268)
Capital reserve arising on
  the redemption of share capital              -               27,444          -
                                         ---------         ----------     --------
AT 31 MARCH 1998                             2,098             48,988        5,293
                                         ---------         ----------     --------
                                         ---------         ----------     --------



24   RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES


                                                    1998         1997
                                                    L'000        L'000

Opening shareholders' funds                        58,492          -
Retained (loss)/profit for
  the financial period                                (94)       5,388
Cumulative Redeemable Preferred Ordinary
  Share appropriation                                 -          1,267
Release of appropriation made in 1997              (1,268)         -
Proceeds of share issue                               -         30,293
Negative goodwill arising on
  purchase of subsidiary                              -         21,544
                                               ----------   ----------
CLOSING SHAREHOLDERS' FUNDS                        57,130       58,492
                                               ----------   ----------
                                               ----------   ----------


25   RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN THE NET DEBT



                                                    1998         1997
                                                    L'000        L'000

Increase in cash in the period                    (12,094)     (10,727)
Cash inflow from increase in debt                    (362)        (194)
                                               ----------   ----------

Change in net debt resulting from cash flows      (12,456)     (10,921)
OTHER NON-CASH ITEMS:
  New finance leases                                  -            394
                                               ----------   ----------
MOVEMENT IN NET DEBT IN THE PERIOD                (12,456)     (10,527)
Net debt at 1 April 1997                           (9,059)         -
Net debt acquired                                     -          1,468
                                               ----------   ----------
NET DEBT AT 31 MARCH 1998                         (21,515)      (9,059)
                                               ----------   ----------

26   ANALYSIS OF NET DEBT


                                          AT 1 APRIL           CASH         AT 31 MARCH
                                             1997              FLOW             1998
                                             L'000             L'000           L'000

Cash in hand, at bank                      (10,818)            (12,003)      (22,821)
Overdraft                                       91                 (91)          -
                                           -------              ------        ------
                                           (10,727)            (12,094)      (22,821)
Finance lease                                1,668                (362)        1,306
                                           -------              ------        ------
TOTAL                                       (9,059)            (12,456)      (21,515)
                                           -------              ------        ------
                                           -------              ------        ------


27   CAPITAL COMMITMENTS

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES



                                                    1998         1997
                                                    L'000        L'000

GROUP
Capital expenditure that has been contracted
   for but has not been provided for in the
   financial statements                             1,010        5,331
                                               ----------   ----------
                                               ----------   ----------

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES



28   FINANCIAL COMMITMENTS

At 31 March 1997 annual commitments under non-cancellable operating leases were as follows:



                                                    1998         1997
                                                    L'000        L'000


Expiring within one year                                9           37
Expiring between two and five years inclusive         106           39
Expiring in over five years                            -            -
                                                      115           76
                                               ----------   ----------
                                               ----------   ----------



29   RELATED PARTY DISCLOSURES

The company has taken advantage of the exemption not to disclose transactions with other entities that fall within the group of companies owned 90% by the ultimate parent company.

                                                     REGISTERED NO: 3120721










                         Sheffield Forgemasters Group Limited
                         and subsidiaries
                         Report and financial statements
                         for the year ended 31 March 1997

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES



REPORT AND FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 1997

                                                                  PAGE

REPORT OF THE INDEPENDENT AUDITORS                                  1

CONSOLIDATED PROFIT AND LOSS ACCOUNT                                2

CONSOLIDATED BALANCE SHEET                                          3

CONSOLIDATED CASH FLOW STATEMENT                                4 - 5

NOTES TO THE FINANCIAL STATEMENTS                              6 - 27

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (1)


REPORT OF THE INDEPENDENT AUDITORS
TO THE SHAREHOLDERS OF SHEFFIELD FORGEMASTERS GROUP LIMITED

We have audited the consolidated balance sheet of Sheffield Forgemasters Group Limited and its subsidiary undertakings ("The Group") as at 31 March 1997 and the consolidated income statements and cash flow statements for the two years ended 31 March 1997 which have been prepared on the basis of preparation described in Note 1. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group at 31 March 1997, and the consolidated results of its operations and its cash flows for each of the years in the two year period ended 31 March 1997 in conformity with generally accepted accounting principles in the United Kingdom on the basis of preparation described in Note 1.

Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net results, shareholders' equity and cash flows for the financial year ended 31 March 1997 and 31 March 1996 to the extent summarized in Note 3 to the consolidated financial statements.





Coopers & Lybrand
Chartered Accountants
Nottingham
England
17 June 1998

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (2)



CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 MARCH 1997



                                                         Notes               1997         1996
                                                                             L'000        L'000

TURNOVER - continuing operations                           2               103,163      104,510
Cost of sales - continuing operations                                      (79,791)     (80,960)
                                                                           -------      -------
GROSS PROFIT                                                                23,372       23,550
Net operating expenses - continuing operations             4               (16,239)     (17,461)
                                                                           -------      -------
OPERATING PROFIT - continuing operations                                     7,133        6,089
Profit on disposal of properties                                                 9          365
                                                                           -------      -------
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST                                7,142        6,454
Interest receivable and similar charges (net)              7                 1,087          508
                                                                           -------      -------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION           2, 8                 8,229        6,962
Taxation                                                   9                (1,558)        (373)
                                                                           -------      -------
PROFIT FOR THE FINANCIAL PERIOD                                              6,671        6,589
Dividends and appropriations                              10                (1,283)         (74)
                                                                           -------      -------
RETAINED PROFIT TRANSFERRED TO RESERVES                   23                 5,388        6,515
                                                                           -------      -------
                                                                           -------      -------

The group has no material recognised gains and losses other than the profits above and therefore no separate statement of total recognised gains and losses has been presented.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated above, and their historical cost equivalents.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (3)


CONSOLIDATED BALANCE SHEET
AT 31 MARCH 1997

                                                        Notes                1997
                                                                             L'000
FIXED ASSETS
Tangible assets                                           11                24,370
Loose tools                                               12                 4,081
                                                                            ------
                                                                            28,451
                                                                            ------
CURRENT ASSETS
Stocks and work in progress                               14                16,686
Progress payments                                                           (1,838)
                                                                            ------
                                                                            14,848
Debtors: amounts falling due after more than one year     15                   137
Debtors: amounts falling due within one year              15                39,414
Cash                                                                        10,818
                                                                            ------
                                                                            65,217
CREDITORS: amounts falling due within one year            16               (28,981)
                                                                            ------
NET CURRENT ASSETS                                                          36,236
                                                                            ------
TOTAL ASSETS LESS CURRENT LIABILITIES                                       64,687
                                                                            ------
CREDITORS: amounts falling due after more
   than one year (including loans)                        17                (1,379)
PROVISIONS FOR LIABILITIES AND CHARGES                    18                (1,802)
ACCRUALS AND DEFERRED INCOME                              19                (3,014)
                                                                            ------
                                                                            (6,195)
                                                                            ------
NET ASSETS                                                                  58,492
                                                                            ------
                                                                            ------
CAPITAL AND RESERVES
Called-up share capital                                   22                28,195
Share premium account                                     23                 2,098
Capital reserve                                           23                21,544
Profit and loss account                                   23                 6,655

EQUITY SHAREHOLDERS' FUNDS                                                  29,766
NON-EQUITY SHAREHOLDERS' FUNDS                                              28,726
                                                                            ------
TOTAL SHAREHOLDERS' FUNDS                                                   58,492
                                                                            ------
                                                                            ------


The financial statements on pages 2 to 27 were approved by the board of directors on 17 June 1998 and were signed on its behalf by:

D Fletcher                        }
                                  } Directors
P S Barrett                       }

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (4)


CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 MARCH 1997





                                                         Notes               1997         1996
                                                                             L'000        L'000

NET CASH INFLOW FROM CONTINUING OPERATING ACTIVITIES
(reconciliation to operating profits on page 5)                              7,992        8,769
                                                                            ------       ------

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                            1,245          294
Interest paid                                                                  (45)        (226)
Interest paid on finance leases                                               (113)         (48)
                                                                            ------       ------
                                                                             1,087           20
                                                                            ------       ------
TAXATION
UK corporation tax paid                                                       (741)        (272)
Overseas tax paid                                                             (131)         (15)
                                                                            -------      -------
                                                                              (872)        (287)
                                                                            -------      -------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                           (3,948)      (6,443)
Purchase of loose tools                                                     (1,246)      (1,895)
Sale of tangible fixed assets                                                  240          771
Grants received                                                                177          -
Grants repaid                                                                 (257)         -
                                                                            -------      -------
                                                                            (5,034)      (7,567)
                                                                            -------      -------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary                                                      (5,745)         -
Net cash acquired with subsidiary                                            3,338          -
                                                                            -------      -------
                                                                            (2,407)           0
                                                                            -------      -------

EQUITY DIVIDENDS PAID                                                          (15)         (74)
                                                                            -------      -------
CASH INFLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND FINANCING                751          861
                                                                            -------      -------
FINANCING
Issue of ordinary share capital                                             11,446            5
Repayment of loan                                                              -           (237)
Inception of finance leases                                                    -          1,048
Repayment of principal under finance leases                                   (194)         (71)
                                                                            -------      -------
                                                                            11,252          745
Expenses of refinancing and acquisition                                     (1,276)         -
                                                                            -------      -------
                                                                             9,976          745
                                                                            -------      -------
                                                                            -------      -------

INCREASE IN CASH IN THE PERIOD                                              10,727        1,606
                                                                            -------      -------
                                                                            -------      -------

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (5)


RECONCILIATION OF OPERATING PROFIT TO NET CASH FLOW FROM
OPERATING ACTIVITIES


                                                    1997         1996
                                                    L'000        L'000

CONTINUING ACTIVITIES
Operating profit                                    7,133        6,089
Depreciation on tangible fixed assets                 704        2,238
Grant amortisation                                   (408)        (271)
Loss/(profit) on sale of tangible fixed assets         10         (122)
Depreciation on loose tools                         1,201        1,627
Increase/(decrease) in progress payments            1,384         (834)
Decrease/(increase) in stocks                       2,044       (3,948)
(Increase) in debtors                              (1,992)      (1,561)
(Decrease)/increase in creditors                   (1,546)       4,961
(Decrease)/increase in provisions                    (538)         590
                                                  -------      -------
NET CASH INFLOW FROM CONTINUING
   OPERATING ACTIVITIES                             7,992        8,769
                                                  -------      -------
                                                  -------      -------

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (6)


NOTES TO THE FINANCIAL STATEMENTS


1    PRINCIPAL ACCOUNTING POLICIES

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom and are stated in (pound) sterling. A summary of the more important group accounting policies is set OUt below.

BASIS OF ACCOUNTING

The structure of the group has undergone two major changes during the three years to 31 March 1998: - The Group was refinanced on 2 May 1996 by means of acquisition by the current holding company. The consideration for the predecessor group was satisfied by the issue of 52,359,132 ordinary 1 pence shares (credited as fully paid at 5 pence each) and 79,026,516 cumulative redeemable preferred ordinary shares of 30 pence each and cash amounting to (pound)40, 745,000. The carrying value of the assets exceeded the purchase price by (pound)16,237,000.

 - The Aerospace division was sold on 6 February 1998 for a consideration of (pound)65.6 million.

These UK GAAP financial statements have been prepared on the basis that the business in existence at 31 March 1998 had been in existence for the whole of the two years to 31 March 1997 in its current form. Consequently, the following material adjustments have been made:

 - The results of the Aerospace Division have been excluded throughout the periods.
 - The profit on disposal of the Aerospace Division has been excluded
 - The extent of the refinancing at 2 May 1996 that related to the Aerospace Division has been eliminated by removing debt attributable to the Aerospace Division.

The interest expense has been adjusted to reflect the debt allocation to the Aerospace Division.

All other costs directly related to the Aerospace Division have been eliminated. Allocation of certain costs have been made on a pro rata basis which management asserts is a reasonable allocation method. Transactions and balances with the Aerospace division previously eliminated as inter-company transactions have been reinstated as external transactions and balances.

The fair values attaching to the assets refinanced on 2 May 1996 have been adopted as the carry forward basis.

The consolidated financial statements comprise the financial statements of the company and its subsidiary undertakings made up to the Saturday closest to 31 March in any period.

The results of subsidiary undertakings acquired during the period are included in the profit and loss account from the effective date of acquisition and the results of subsidiary undertakings disposed of during the period are included in the profit and loss account up to the date of disposal. Intra-group sales and profits are eliminated fully on consolidation.

The financial statements are prepared on the historical cost basis of accounting, modified to include the revaluation of certain fixed assets.

On acquisition of a subsidiary, all of the subsidiary's assets and liabilities that exist at the date of acquisition are recorded at their fair values reflecting their condition at that date. All changes to those assets and liabilities, and the resulting gains and losses, that arise after the group has gained control of the subsidiary are charged to the post acquisition profit and loss account.

TURNOVER

Turnover is the amount receivable for goods and services supplied to customers excluding value added tax.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (7)


TANGIBLE FIXED ASSETS AND LOOSE TOOLS

Tangible fixed assets and loose tools are stated at cost or valuation, less accumulated depreciation.

Tangible fixed assets acquired with Sheffield Forgemasters Limited and its subsidiaries have been stated at the lower of open market value for existing use in the case of land and buildings, depreciated current replacement cost in the case of plant and machinery or net recoverable amounts. Depreciation is provided on a straight line basis over the shorter of the asset life or the estimated life of the activity.

In the case of internally constructed assets, works overheads are included in cost. Commissioning costs are not capitalised.

Where the group disposes of tangible fixed assets in the normal course of trading, the profit or loss arising is included in operating profit and disclosed as an exceptional item, if material. The profit or loss represents the difference between the net proceeds of sale and net carrying amount.

LEASED ASSETS

Tangible fixed assets financed by leasing arrangements which transfer to the group substantially all the benefits and risks of ownership of an asset, are treated as if they had been purchased outright and the capital element of the leasing commitment is shown as an obligation.

The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligation and the interest element is charged in the profit and loss account so as to produce a constant periodic rate of charge on the remaining balance of the liability for each accounting period.

Costs in respect of operating leases are written off as and when they are incurred.

DEPRECIATION

Depreciation is provided so as to write off the cost or valuation of tangible fixed assets on a straight line basis over their estimated useful lives. No depreciation is charged in the year of purchase except for motor vehicles and certain items of plant where, in the opinion of the directors, such depreciation is appropriate. The estimated useful lives for the main categories of fixed assets are:

Freehold land                        Not depreciated
Freehold buildings                   50 years
Plant and machinery                  15 to 25 years
Motor vehicles                       4 years
Computer equipment                   4 years
Loose tools                          Various, based on expected usage

Leased assets are depreciated over their estimated useful lives, or over the period of the lease if shorter.

Depreciation is accelerated on assets no longer in use, reducing such assets to net realisable value.

GOODWILL

Goodwill arising on consolidation represents the difference between the fair value of the consideration given over the fair value of the identifiable net assets required. Goodwill arising on the acquisition of subsidiaries and associates is written off immediately against reserves. Other purchased goodwill is eliminated by amortisation through the profit and loss account over its useful economic life.

FIXED ASSET INVESTMENTS

Investments in subsidiary undertakings are stated at the lower of cost to the group and the directors' valuation of the investment.

STOCKS AND WORK IN PROGRESS

Stocks and work in progress are valued at the lower of cost and net realisable value of the separate items of stock and work in progress or of groups of similar items.

Cost of raw materials, spares and stores is determined at purchase price, including delivery charges on a FIFO basis.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (8)


Cost of partly processed and finished products comprises cost of production, including works overheads based on normal levels of activity, incurred in the normal course of business in bringing the product to its present location and condition. Net realisable value is the value at which it is estimated that stock or work in progress can be realised in the normal course of business after allowing for the cost of conversion from its existing state to a finished condition and all costs to be incurred in marketing, selling and distribution directly related to the items in question.

Provisions are made, where necessary, to cover defective, slow moving and obsolete items.

Stocks received on consignment and their related obligations are recognised in current assets and creditors respectively on adoption of the consignment stock when the risks and rewards of ownership pass to the company.

PROGRESS PAYMENTS

Progress payments received and receivable are deducted from the value of work in progress. Any excess amounts are included in creditors.

TRANSLATION OF FOREIGN CURRENCY AMOUNTS

Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date or at the future contracted rate if committed forward.

Exchange differences arising in the ordinary course of business are taken into account in determining the trading result.

RESEARCH AND DEVELOPMENT

Revenue expenditure on research and development is written off in the period in which it is incurred.

TECHNICAL "KNOW HOW"

Income arising from the sale of technical "know how" to third parties is credited to the profit and loss account when the assistance is rendered.

Where this income takes the form of a royalty, it is credited to the profit and loss account in the period in which it is received.

DEFERRED TAXATION

Deferred taxation arises when items are recognised for tax purposes in periods that differ from the period in which the items are recognised for accounting purposes. Provision is made for deferred taxation to the extent that there is a reasonable probability that such taxation would become payable in the foreseeable future.

PENSIONS

Based on actuarial advice, contributions are made to pension schemes to provide for retirement benefits related to projected final salaries for employees, and for post retirement increases. In accordance with the provisions of Statement of Standard Accounting Practice No 24 contributions are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the group. Independent actuaries undertake valuations at intervals of not more than three years.

GOVERNMENT AND OTHER GRANTS

Grants that relate to specific capital expenditure are treated as deferred income which is credited to the profit and loss account over the related asset's useful life. Other grants are credited to the profit and loss account when the expenditure to which they relate is incurred.

CUMULATIVE REDEEMABLE PREFERRED ORDINARY SHARES

In accordance with the provisions of Financial Reporting Standard No 4, finance costs of non-equity shares are charged at a constant rate in the profit and loss account as an appropriation of profit.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (9)


2    ANALYSIS BY GEOGRAPHICAL AREA - CONTINUING OPERATIONS


                                                    1997         1996
TURNOVER                                           L'000         L'000

United Kingdom                                     35,246        37,742
Rest of Europe                                     41,779        40,248
North America                                      14,803        14,305
Other                                              11,335        12,215
                                                  -------       -------
                                                  103,163       104,510
                                                  -------       -------
                                                  -------       -------


Substantially all the turnover of the group originates from production facilities in the United Kingdom.


PROFIT BEFORE TAXATION                            L'000         L'000

United Kingdom                                     5,189         2,773
Rest of Europe                                     2,541         3,835
North America                                        (86)          566
Other                                                585          (212)
                                                  ------        ------
                                                   8,229         6,962
                                                  ------        ------
                                                  ------        ------

NET ASSETS                                          L'000
United Kingdom                                     58,514
Rest of Europe                                        (32)
North America                                          10
                                                   ------
                                                   58,492
                                                   ------
                                                   ------


All turnover, profit before taxation and net assets result from the acquisition of Sheffield Forgemasters Limited and its subsidiaries and related financing during the year.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (10)


3    SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED
     ACCOUNTING PRINCIPLES (GAAP)

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP), which differ in certain material respects from generally accepted accounting principles in the United States (US GAAP). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

The following is a summary of the material adjustments to net income and shareholders' equity which would have been required in applying the significant differences between UK and US GAAP:

The principal differences between UK GAAP and US GAAP are disclosed below:


                                                  NOTES         L'000

NET INCOME REPORTED UNDER UK GAAP                                 6,671
  US GAAP ADJUSTMENTS:
    Business combinations                           a           (20,254)
    Pensions                                        b             1,477
    Restructuring costs                             c              (407)
    Other provisions                                f              (156)
    Revaluation of fixed assets -
       depreciation expense                         h              (127)
    Deferred taxation; Application of
       full liability method                        e                 -
    Deferred taxation; Tax effect of
       US GAAP adjustments                          e                 -
                                                                ---------
NET LOSS UNDER US GAAP                                          (12,796)
                                                                ---------
BASIC EARNINGS PER SHARE                            i              0.06
DILUTED EARNINGS PER SHARE                          i              0.06

RECONCILIATION OF EQUITY SHAREHOLDERS' FUNDS
EQUITY UNDER UK GAAP                                             58,492
 US GAAP ADJUSTMENTS:
    Business combinations                           a             2,614
    Pensions                                        b            (2,617)
    Restructuring                                   c              (407)
    Other provisions                                f              (156)
    Preference shares                               d           (27,444)
    Revaluation of fixed assets                     h            (4,958)
    Revaluation of fixed assets -
      accumulated depreciation                      h             3,199
    Deferred taxation; Application of
      full liability method                         e               -
    Deferred taxation; Tax effect of
      US GAAP adjustments                           e               -
                                                                ---------

EQUITY UNDER US GAAP                                               28,723
                                                                ---------

In preparing the summary of difference between UK and US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the estimates of revenue and expenses. Accounting estimates have been employed

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (11)


in these financial statements to determine reported amounts, including realisability, useful lives of tangible and intangible assets, income taxes and other areas. Actual results could differ from those estimates.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (12)



A summary of the principle differences applicable to the Group are set out below.

(a)      BUSINESS COMBINATIONS
Under UK GAAP the acquisition of Sheffield Forgemasters Limited and its subsidiaries on 2 May 1996 by Sheffield Forgemasters Group plc was accounted for using acquisition accounting which requires purchase consideration to be allocated to the net assets acquired based on their fair value on the date of acquisition. The difference between the consideration and the fair value of the identifiable net assets was recorded as goodwill and written off immediately against reserves.

Under US GAAP the acquisition has been accounted for in accordance with the provisions of Emerging Issues Task Force Consensus 88-16, BASIS IN LEVERAGED BUYOUT TRANSACTIONS. In accordance with this standard, no change in control occurred as a result of the buyout, and a change in accounting basis is therefore not appropriate.

Under UK GAAP downward adjustments to fixed assets as a result of asset impairments were included in the fair value of the assets and taken to reserves as part of goodwill. To conform with US GAAP, asset impairments have been removed from reserves and recorded as a one time charge to the income statement as part of the US GAAP reconciliation.

(b)      PENSIONS
Under UK GAAP the cost of providing pension benefits is expensed over the average expected service lives of eligible employees in accordance with the provisions of SSAP 24. SSAP 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes. Differences between the actual experience of the schemes and the actuarial assumptions made are recognized immediately.

Under US GAAP the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with SFAS 87, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS 87 a pension liability or asset representing the difference between benefit obligations and plan assets is recognized in the balance sheet. In addition, in cases where the accumulated benefit obligation exceeds the unamortized prior service cost, the company records the excess as a separate component of shareholders' equity. Only those accumulated gains or losses arising in the Scheme from a difference between the actual experience of the Scheme and the actuarial assumptions made, falling outside ten percent of the greater of the projected benefit obligation (PBO) or the market-related value of the assets (the corridor), are amortized.

(c)      RESTRUCTURING COSTS

Under UK GAAP when a decision has been made to restructure part of the Group's business, provisions are made for redundancy and other costs.

US GAAP requires a number of specific criteria to be met before such costs can be recognized as an expense. Among these is the requirement that all the significant actions arising from the restructuring and their expected completion dates must be identified by the balance sheet date.

In addition, US GAAP is more prescriptive than UK GAAP with respect to the nature of items which may be classified as restructuring or exit costs. Costs which do not qualify are recognized as liabilities when an obligation exists to pay cash or otherwise sacrifice assets and are classified as an operating expense of the business.

(d)      PREFERENCE SHARES
Under UK GAAP preference shares with mandatory redemption features are classified as non-equity interests and are recorded as a component of total shareholders' equity.

Under US GAAP such redeemable preference shares are classified outside of shareholders' equity.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (13)



(e)      DEFERRED TAXATION
Under UK GAAP a provision is recorded for deferred taxation under the liability method to the extent that it is probable that taxation liabilities or benefits will crystallize within the foreseeable future.

Under US GAAP deferred tax is provided for on a full liability method in accordance with SFAS 109, whereby deferred tax assets or liabilities are recognized for differences between the financial and tax basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

In management's judgement no material differences would arise with respect to recognition of additional assets under the full provision methodology nor the tax effect of the US GAAP adjustments, because a full valuation allowance under SFAS 109 is considered appropriate.


(f)      OTHER PROVISIONS

Under UK GAAP, certain provisions for future expenditures are allowed. Certain of these provisions do not meet the liability recognition requirements of SFAS 5 under US GAAP.

(g)      CASH FLOW INFORMATION

Under UK GAAP the Consolidated Cash Flow Statements are presented in accordance with UK Financial Reporting Standard No 1, as revised (FRS 1). The Statements prepared under FRS 1 present substantially the same information as that required under US GAAP as interpreted by SFAS 95.

Under UK GAAP cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources and financing.

US GAAP requires the classification of cash flows as resulting from operating, investing, and financing activities. Changes in the balances of overdrafts are classified within financing activities.

Consolidated statement of cash flows is set out below in accordance with the classification requirements and definition of cash under US GAAP.



                                                                                           L'000
Cash provided by (used in) operating activities                                            8,207
Cash provided by (used in) investing activities                                           (7,361)
Cash provided by (used in) financing activities                                            9,972
                                                                                ----------------
Net increase (decrease) in cash and cash equivalents                                      10,818
Cash and cash equivalents at the beginning of the year                                         -
                                                                                ----------------
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                                          10,818
                                                                                ----------------
                                                                                ----------------

(h)      REVALUATION OF FIXED ASSETS

Under UK GAAP certain fixed assets have been revalued to fair market value.

Under US GAAP all fixed assets are recorded at historical cost.


(i)      EARNINGS PER SHARE

Earnings per share is calculated in accordance with the provisions of SFAS 128 with Basic EPS calculated based on income available to common stockholders divided by the weighted-average number of common shares outstanding during the period and Diluted EPS considering all dilutive potential common shares. The calculation was performed based on UK GAAP financial numbers using US GAAP methodology.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (14)

4        NET OPERATING EXPENSES - CONTINUING OPERATIONS

                                            1997                1996
                                            L'000               L'000
Distribution costs                           9,216               8,953
Administrative expenses                      8,159               9,376
Net other operating income                  (1,136)               (868)
                                            ------              ------
NET OPERATING EXPENSES                      16,239              17,461
                                            ------              ------
                                            ------              ------

5        DIRECTORS' EMOLUMENTS

Staff costs include the following remuneration in respect of directors of Sheffield Forgemasters Group Limited :

                                                                  1997             1996
                                                                 L'000              L'000
Aggregate emoluments and benefits                                  520                503
Company pension contributions to defined benefit scheme             75                 63
                                                                   ----               ----
                                                                   595                566
                                                                   ----               ----
                                                                   ----               ----

Aggregate emoluments include amounts paid to the highest paid director as follows:

                                             1997               1996
                                             L'000               L'000
Aggregate emoluments and benefits              169                 166
                                             ------               -----
                                             ------               -----


                                             L'000
Company contributions to pension scheme         23
                                              -----
                                              -----

The highest paid director is a member of a hybrid pension scheme. On retirement, he will benefit from the higher of the accrued pension calculated on a money purchase basis or the accrued pension, calculated on a final salary basis. The amount above represents the company contributions paid into the scheme during the period. The company has taken advantage of the transitional relief arrangements specified in SI 1998/570, not to disclose comparative figures.

S M Wallis has been granted options over share capital in the company which are variable in amount depending upon future events.

No other directors have been granted options over the share capital of the company. Retirement benefits are accruing to four directors under a defined benefit scheme.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (15)





6        EMPLOYEE INFORMATION

The average weekly number of persons (including executive directors) employed by the group during the year was:


                                                    1997          1996
                                                   NUMBER        Number
Full time                                          1,382           1,372
Part time                                              7              12
                                                   ------          ------
                                                   1,389           1,384
                                                  -------         -------
                                                  -------         -------



                                                    1997           1996
                                                   L'000          L'000
STAFF COSTS (FOR THE ABOVE PERSONS):
Wages and salaries                                25,425          24,824
Social security costs                              2,109           2,055
Other pension costs (see note 20)                  1,455           1,351
                                                  -------         -------
                                                  28,989          28,230
                                                  -------         -------
                                                  -------         -------



7        INTEREST RECEIVABLE AND SIMILAR CHARGES (NET)


                                                    1997             1996
                                                   L'000            L,020
INTEREST RECEIVABLE
Interest receivable on bank deposits               1,120              298
Other interest receivable                            500             00
                                                    -----           -----
                                                   1,245             798
                                                    -----           -----

INTEREST PAYABLE
On bank loans, overdrafts and other loans:
  Repayable within 5 years, not by instalments       (45)           (242)
On finance leases                                   (113)            (48)
                                                   ------           -----
                                                    (158)           (290)
                                                   ------           -----
NET INTEREST RECEIVABLE                            1,087             508
                                                   ------           -----
                                                   ------           -----


SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (16)



8        PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION


                                                                        1997            1996
                                                                       L'000           L'000
Profit on ordinary activities before taxation is stated after crediting:
Amortisation of government grants (see note 19)                          247             271
Profit on disposal of tangible fixed assets                                9             487
Rent receivable (net of outgoings)                                        94             151
                                                                      -------         -------
                                                                      -------         -------

And after charging:
Depreciation on and amounts written off:
 Tangible owned fixed assets                                             471           2,212
 Tangible fixed assets held under finance leases                         233              25
 Loose tools                                                           1,200           1,594
Operating lease rentals:
 Hire of plant and machinery                                             122             326
Auditors' remuneration for:
 Audit (company(pound)6,000)                                             110             124
 Other services to the company and its UK subsidiaries                   227              40
Loss on disposal of tangible fixed assets                                 10               -
Exchange loss                                                              8               -
                                                                      -------         -------
                                                                      -------         -------


9        TAXATION


                                                                                    1997       1996
                                                                                    L'000       L'000
United Kingdom corporation tax based on profits for the
period at 33% (1996: 33%)
Current period                                                                       215         269
Deferred taxation (see note 18)                                                      905           -
Overseas taxation                                                                     16          85
                                                                                   -----       -----
                                                                                   1,136         354
Advance corporation tax written off                                                  422          19
                                                                                   -----       -----
                                                                                   1,558         373
                                                                                   -----       -----
                                                                                   -----       -----


The accounting profit for the current period is decreased for taxation purposes by (pound)6,948,000 in respect of the excess of tax allowances over depreciation, losses and ACT brought forward and other timing differences, and increased by (pound)750,000 in respect of permanent differences.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (17)



10       DIVIDENDS AND APPROPRIATIONS


                                                                                   1997        1996
                                                                                  L'000       L'000
DIVIDENDS ON NON-EQUITY SHARES:
CUMULATIVE REDEEMABLE PREFERRED ORDINARY SHARES
Appropriation of future dividends                                                 1,268           -
                                                                                  ------      -----
                                                                                  ------      -----

DIVIDENDS ON EQUITY SHARES:
REDEEMABLE CUMULATIVE `A' PREFERENCE SHARES
Final proposed of Nil pence net per share
(1996: 2.5 pence)                                                                     -          37
Interim paid of 1.027 pence net per share
(1996: 2.5 pence)                                                                    15          37
                                                                                  -----       -----
                                                                                     15          74
                                                                                  ------      -----
                                                                                  ------      -----

                                                                                  1,283          74
                                                                                  ------      -----
                                                                                  ------      -----


In accordance with the provisions of FRS 4, the company has appropriated through the profit and loss account dividends for the period of L1,268,000 on the company's cumulative redeemable preferred ordinary shares.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (18)



11       TANGIBLE ASSETS


                                                                                PLANT AND
                                                                                MACHINERY
                                                                    PLANT       AND MOTOR
                                                  FREEHOLD      MACHINERY        VEHICLES
                                                  LAND AND            AND      ON FINANCE
                                                 BUILDINGS       VEHICLES          LEASES          TOTAL
                                                   L'000           L'000           L'000           L'000

COST
Acquired in the period                                15,099           5,285            861          21,245
Additions                                                237           3,335            803           4,375
Disposals                                                (10)           (625)          (130)           (765)
Exchange differences                                       -             (12)             -             (12)
                                                     -------         -------        -------         -------
AT 31 MARCH 1997                                      15,326           7,983          1,534          24,843
                                                     -------         -------        -------         -------
DEPRECIATION
Charge for the period                                    142             329            233             704
Eliminated in respect of disposals                         -            (100)          (125)           (225)
Exchange differences                                       -              (6)             -              (6)
                                                     -------         -------        -------         -------
AT 31 MARCH 1997                                         142             223            108             473
                                                     -------         -------        -------         -------
NET BOOK VALUE
AT 31 MARCH 1997                                      15,184           7,760          1,426          24,370
                                                     -------         -------        -------         -------
                                                     -------         -------        -------         -------


Cost disclosed above includes L2,641,000 in respect of assets in the course of construction.

On acquisition, the book values of the assets have been stated at the lower of open market value for existing use in the case of land and buildings, depreciated current replacement cost in the case of plant and machinery or net recoverable amounts.

Open market value for existing use of land and buildings was determined in accordance with an independent valuation as at 30 April 1996, undertaken by Lambert Smith Hampton, consultant surveyors and valuers.

Depreciated current replacement cost of plant and machinery was determined in accordance with an independent valuation as at 30 April 1996, undertaken by Weatherall Green & Smith, chartered surveyors.

Net recoverable amount has been arrived at by estimating future cash flows, net of all costs including capital expenditure and discounting these to their present values. The discount rate used has been based on the weighted cost of capital and taking into account appropriate risk. The methodology used to value fixed assets on acquisition is in accordance with Financial Reporting Standard 7 and Technical Release 773 issued by the Institute of Chartered Accountants in England and Wales.

SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (18)


12       LOOSE TOOLS


                                                               L'000
COST
Acquired in the period                                         4,059
Additions                                                      1,246
Disposals                                                        (58)
Write offs                                                      (830)
                                                              ------
AT 31 MARCH 1997                                               4,417
                                                              ------
DEPRECIATION
Charge for the period                                          1,200
Eliminated in respect of disposals                               (34)
Write offs                                                      (830)
                                                              ------
AT 31 MARCH 1997                                                 336
                                                              ------
NET BOOK VALUE
AT 31 MARCH 1997                                               4,081
                                                              ------
                                                              ------


13       SUBSIDIARIES

The Group holds 100% of the equity of the following companies.


TRADING                                               COUNTRY OF
                                                     INCORPORATION
Sheffield Forgemasters Limited                           England
Forgemasters Steel & Engineering Limited                 England
River Don Castings Limited                               England
Forgealert Limited                                       England
Forged Rolls (UK) Limited                                England
British Rollmakers Corporation Limited                   England
Euro SFM Edelstahl GmbH                                  Germany
Sheffield Forgemasters (Canada) Limited                  Canada

NON-TRADING
Commercial Testing Services Limited                      England
C Akrill Limited                                         England
Engineering Technologies Group Limited                   England
Firth Vickers Special Steels Limited                     England
Forgemasters Engineering Limited                         England
Gibson Engineering Company Limited                       England
Hadura Products Limited                                  England
Johnson's Rolls Limited                                  England
Midland Rollmakers Limited                               England
Miller & Company Limited                                 Scotland
Offshore Castings Limited                                England
R B Tennent Limited                                      Scotland
Sheffield Forgemasters Holdings Limited                  England
Sheffield Forgemasters Share Trustees Limited            England
Sheffield Forgemasters Trustees Limited                  England
Thomas Perry Limited                                     England


SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (19)



14       STOCKS AND WORK IN PROGRESS

                                                                            1997
                                                                           L'000
STOCKS AND WORK IN PROGRESS
Raw materials, spares and stores                                           2,573
Work in progress                                                          12,799
Finished goods                                                             1,314
                                                                          ------
                                                                          16,686
                                                                          ------
                                                                          ------


15       DEBTORS

                                                    1997
                                                   L'000
AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
Other debtors                                        137
                                                  ------
                                                     137
                                                  ------
                                                  ------

AMOUNTS FALLING DUE WITHIN ONE YEAR
Trade debtors                                     26,021
Other debtors                                     10,591
Prepayments and accrued income                     2,802
                                                  ------
                                                  39,414
                                                  ------
                                                  ------


          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (20)


16   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                              1997
                                                             L'000

Trade creditors                                              14,351
Bank overdrafts                                                  91
Obligations under finance leases (see note 17)                  413
Progress payments                                               333
Bills of exchange                                                96
UK corporation tax                                              203
Other taxation and social security payable                      767
Other creditors                                               8,998
Accruals                                                      3,729
                                                             ------
                                                             28,981
                                                             ------
                                                             ------


17   CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                              1997
                                                             L'000

Overseas pension provision                                      124
Obligations under finance leases (see below)                  1,255
                                                             ------
                                                              1,379
                                                             ------
                                                             ------


FINANCE LEASES
The net finance lease obligations to which the group is committed are as follows:


                                                             L'000
In one year or less                                            413
Between one and two years                                      406
Between two and five years                                     828
Over five years                                                 21
                                                            ------
                                                             1,668
                                                            ------
                                                            ------


18   PROVISIONS FOR LIABILITIES AND CHARGES



                                                                     PROVISION
                                                                       FOR
                                                                  RATIONALISATION
                                                                       L'000
Acquired in the period                                                2,340
Created in period                                                       398
Released/utilised in period                                            (936)
                                                                      -----
AT 31 MARCH                                                           1,802
                                                                      -----
                                                                      -----

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (21)


DEFERRED TAXATION
A deferred tax asset has been recognised (and included within other debtors) arising from the acquisition of Sheffield Forgemasters Limited (see note 21).


                                                        DEFERRED
                                                          TAX
                                                         ASSET
                                                         L'000
Trading losses recognised                                1,583
Utilised in the year                                      (905)
                                                         -----
AT 31 MARCH 1997                                           678
                                                         -----
                                                         -----


No further deferred taxation has been provided in the financial statements. The full potential (asset)/liability (calculated at 33%) is as follows:

                                                         L'000

Tax effect of timing differences due to:
Excess of net book value of qualifying
 assets over tax written down value                      4,890
Other short term timing differences                     (3,571)
National deferred tax on fair value adjustments         (4,345)
                                                        ------
                                                        (3,026)
                                                        ------
                                                        ------

In addition to the losses noted above, there are taxation losses of L31,200,000 held in subsidiary companies available to set off against future trading profits of those subsidiary companies, which have not been recognised in arriving at the potential deferred tax asset, though a proportion of these have been recognised as an adjustment in the fair value table in note 21.

No deferred taxation has been provided on the property revaluation due to the availability of capital losses within the group.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIE (22)


19   ACCRUALS AND DEFERRED INCOME

                                              DEFERRED           GRANTS             TOTAL
                                               INCOME
                                                 L'000            L'000             L'000
Acquired                                           419            3,084             3,503
Grants received                                    -                177               177
Funds repaid                                      (257)             -                (257)
Amortisation                                       -               (247)             (247)
Funds credited to profit                          (162)             -                (162)
                                                ------           ------            ------
AT 31 MARCH 1997                                     0            3,014             3,014
                                                ------           ------            ------
                                                ------           ------            ------



                                                                 L'000
                                                                  1997
    The grants will be amortised as follows:
    Within one year                                                281
    In the second to fifth years inclusive                         896
    After five years                                             1,837
                                                               -------
                                                                 3,014
                                                               -------
                                                               -------



The group has received funds from the Sheffield Development Corporation as a contribution to the cost of relocating the operating activities of a subsidiary company from property which the Corporation wishes to develop. This deferred income is being absorbed by the acquisition of tangible assets and in defraying the economic costs associated with the transfer.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (23)


20   PENSION AND SIMILAR OBLIGATIONS

The group's obligations to provide pensions to both retired and current employees are covered by the Sheffield Forgemasters Pension Scheme and are based on final pensionable pay. The assets of the scheme are held separately from those of the group and invested on behalf of the trustees. Contributions to the scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the group. The pension cost is assessed with the advice of an independent qualified actuary. The most recent valuation used the projected unit method and was at 5 April 1995. For the purposes of assessing contributions under Statement of Standard Accounting Practice No 24, the principal actuarial assumptions used are based on investment returns exceeding pay growth and pension increases by 2 per cent per annum and 4 1/2 per cent per annum respectively.

The surplus is being amortised over the expected average remaining service life of employees of 12 years 6 months, as a uniform percentage of payroll. For funding purposes, the surplus is being spread over a longer period.

The most recent actuarial valuation showed that the market value of the scheme's assets was L93,494,000 and that the actuarial value of those assets represented 120 per cent of the benefits that had accrued to members, after allowing for expected future increases in earnings and pensions. Following discussions with the Trustee and the company it was agreed that the suspension of both company and employee contributions will be continued until 30 September 1997.

An amount of L2,124,000 is included within debtors which represents the fair value of the pension surplus attributable to the group at acquisition, less the excess of the accumulated pension cost over payment of contributions to the pension scheme

21   ACQUISITION OF SHEFFIELD FORGEMASTERS LTD AND ITS SUBSIDIARIES

Whilst the financial statements have been prepared on the basis set out in note 1, the following note gives details of the refinancing of the group as adjusted for the exclusion of the Aerospace division.

On 2 May 1996 the company acquired Sheffield Forgemasters Limited and its subsidiaries for a total consideration of L25,499,000. The consideration was satisfied by the issue of 52,359,132 ordinary 1p shares (credited as fully paid at 5p each) and 57,119,849 cumulative redeemable preferred ordinary shares of 30p each and cash amounting to L5,745,000. Acquisition and related financing expenses amounted to L1,276,000, of which L370,000 has been capitalised as cost of investment and L907,000 has been written off to the share premium account. The group has accounted for the acquisition in accordance with the principles of Financial Reporting Standard No 7.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (24)


The assets and liabilities of Sheffield Forgemasters Limited acquired are set out below:


                                                              ACCOUNTING
                                                                POLICY            OTHER
                                            BOOK VALUE        REALIGNMENT       ADJUSTMENTS        FAIR VALUE
                                              L'000              L'000             L'000              L'000

TANGIBLE FIXED ASSETS AND LOOSE TOOLS         47,700              472            (22,868)            25,304

CURRENT ASSETS
Stocks and work in progress                   17,518                                                 17,518
Debtors                                       24,882                                                 24,882
Tax losses recognised                            -                                 1,583              1,583
Pension provision                             (1,387)                              5,015              3,628
Cash at bank and in hand                       4,952                                                  4,952
                                              ------            ------            ------             ------
TOTAL ASSETS                                  93,665              472            (16,270)            77,867

LIABILITIES
Creditors (excluding bank overdraft          (22,557)            (439)                              (22,996)
and pension provision)
Bank overdraft                                (1,615)                                                (1,615)
Provisions for liabilities and charges        (2,340)                                                (2,340)
Accruals and deferred income                  (3,503)                                                (3,503)
                                              ------            ------            ------             ------
NET ASSETS                                    63,650               33            (16,270)            47,413
                                              ------            ------            ------
                                              ------            ------            ------
Discount on acquisition                                                                             (21,544)
                                                                                                     ------
                                                                                                     25,869
                                                                                                     ------
                                                                                                     ------

SATISFIED BY
Shares allotted                                                                                      19,754
Cash                                                                                                  5,745
Acquisition expenses                                                                                    370
                                                                                                     ------
                                                                                                     25,869
                                                                                                     ------
                                                                                                     ------

Other adjustments comprise the valuation of fixed assets at net recoverable amounts as described in note 11, and the recognition of tax losses and pension surplus at the date of acquisition.

IMPACT ON CASHFLOWS

The acquired company Sheffield Forgemasters Limited and subsidiaries have contributed substantially all of the group's net operating and other cashflows in the period.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (25)



22   CALLED-UP SHARE CAPITAL


                                                                    L'000
95,000,000 (1996: 876,064) ordinary shares of 1p each                 950
137,000,000 cumulative redeemable preferred                        41,100
   ordinary shares of 30p each
5,000,000 preferred ordinary shares of 1p each                         50
                                                                   ------
                                                                   42,100
                                                                   ------
                                                                   ------

ALLOTTED, CALLED-UP AND FULLY PAID
75,123,743 (1996: 834,514) ordinary shares of 1p each                 751
91,478,861 cumulative redeemable preferred
   ordinary shares of 30p each                                     27,444
                                                                   ------
                                                                   28,195
                                                                   ------
                                                                   ------

Subject to fulfilling conditions precedent relating to profitability contained in the company's articles of association, the cumulative redeemable preferred ordinary shares carry a dividend of 7.25% per annum (inclusive of the imputed tax credit) for each of the two financial years commencing 1
April 1997. Thereafter the dividend is payable at the rate of 8.33% per annum.

The cumulative redeemable preferred ordinary shares may be redeemed as to one third on 1 April in each of the years 2004, 2005 and 2006. The shares are non-voting whilst the company is not in default of its obligations to redeem these shares. The shares carry preferential rights as to dividends and to a return of capital in the event of a winding up.

Details of the company's share issue to acquire Sheffield Forgemasters Limited are set out in Note 21.

23   SHARE PREMIUM ACCOUNT AND RESERVES

                                                          CAPITAL      SHARE      PROFIT
                                                          RESERVE     PREMIUM     AND LOSS
                                                                      ACCOUNT     ACCOUNT
                                                           L'000       L'000       L'000
Issue of shares                                              -         3,005         -
Issue costs                                                  -          (907)        -
Retained profit for the financial period                     -           -         5,388
Cumulative redeemable preferred
   ordinary shares appropriation                             -           -         1,267
Discount arising on acquisition                            21,544        -           -
                                                          -------     -------     -------
AT 31 MARCH 1997                                           21,544      2,098       6,655
                                                          -------     -------     -------
                                                          -------     -------     -------

CAPITAL RESERVE

The capital reserve arises on the purchase of the issued share capital of Sheffield Forgemasters Limited on 2 May 1996.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (26)




24   RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                                                1997
                                                                L'000
Opening shareholders' funds                                        -
Retained profit for the financial period                        5,388
Cumulative redeemable preferred ordinary shares apropriation    1,267
Proceeds of share issue                                        30,293
Discount arising on purchase of subsidiary                     21,544
                                                              -------
CLOSING SHAREHOLDERS' FUNDS                                    58,492
                                                              -------
                                                              -------


25   RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN THE NET DEBT


                                                               L'000
Increase in cash in the period                                (10,727)
Cash outflow from decrease in debt                               (194)
                                                               ------
Change in net debt resulting from cash flows                  (10,921)
Other non-cash items:
   New finance leases                                             394
                                                               ------
MOVEMENT IN NET DEBT IN THE PERIOD                            (10,527)
Net debt acquired                                               1,468
                                                               ------
NET DEBT AT 31 MARCH 1997                                      (9,059)
                                                               ------
                                                               ------


26   ANALYSIS OF NET DEBT

                                                       OTHER NON     ACQUIRED           AT
                                             CASH        CASH         IN THE         31 MARCH
                                             FLOW       CHANGES       PERIOD           1997
                                             L'000       L'000         L'000          L'000
Cash in hand, at bank                        (5,866)                 (4,952)         (10,818)
Overdraft                                    (1,524)                  1,615               91
                                             ------      ------      ------           ------
                                             (7,390)          0      (3,337)         (10,727)

Finance lease                                  (194)        394       1,468            1,668
                                             ------      ------      ------           ------
TOTAL                                        (7,584)        394      (1,869)          (9,059)
                                             ------      ------      ------           ------
                                             ------      ------      ------           ------

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (27)



27   CAPITAL COMMITMENTS


                                                                  L'000
Capital expenditure that has been contracted for but
   has not been provided for in the financial statements          2,234
                                                                  -----
                                                                  -----


28   FINANCIAL COMMITMENTS

At 31 March 1997 annual commitments under non-cancellable operating leases were as follows:

                                                                   L'000
Expiring within one year                                              15
Expiring between two and five years inclusive                         15
Expiring in over five years                                           -
                                                                  -----
                                                                     30
                                                                  -----
                                                                  -----


29   RELATED PARTY DISCLOSURES

The company has taken advantage of the exemption not to disclose transactions with other entities that fall within the group of companies owned 90% by the ultimate parent company.

          SHEFFIELD FORGEMASTERS GROUP LIMITED AND SUBSIDIARIES (28)

                                                                    APPENDIX B














                         Pro Forma Consolidated
                         Financial Statements

                          ATCHISON CASTING CORPORATION

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of Atchison Casting Corporation ("Company"). These statements also show the unaudited pro forma consolidated information to give effect to the acquisition of Sheffield Forgemasters Group Limited ("Sheffield"), which was acquired as of April 6, 1998. This acquisition was accounted for as a purchase. The accompanying unaudited pro forma consolidated balance sheet reflects this acquisition as if it occurred at March 31, 1998 and the unaudited pro forma consolidated statement of operations for the twelve-months ended March 31, 1998, the nine-months ended March 31, 1998 and for the year ended June 30, 1997 reflect the acquisition as if it occurred as of July 1, 1996. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of future operations.

                                                      ATCHISON CASTING CORPORATION
                                                  PRO FORMA CONSOLIDATED BALANCE SHEET
                                                             MARCH 31, 1998
                                                               (Unaudited)
                                                               (thousands)

                                                  Atchison          Sheffield                  Pro Forma
ASSETS                                         Historical (1)     Historical (2)      Adjustments     Consolidated
                                               --------------     --------------      -----------     ------------
CURRENT ASSETS
  Cash and cash equivalents                        $4,466            $38,031           ($27,897) (3)     $14,600
  Accounts receivable                              56,030             47,975              3,085  (3)     107,090
  Inventories                                      38,811             24,441                              63,252
  Deferred income taxes                             5,663                                                  5,663
  Other current assets                              3,518              6,746                              10,264
                                                ---------           --------           --------         --------
       Total current assets                       108,488            117,193            (24,812)         200,869

Property, plant and equipment                     116,102             38,472            (15,546) (4)     139,028
Intangible assets                                  26,485                                                 26,485
Deferred income taxes                                                                    11,379  (5)      11,379
Deferred charges                                      397                                   400  (6)         797
Other assets                                        5,179                                                  5,179
                                                ---------           --------           --------         --------
TOTAL                                            $256,651           $155,665           ($28,579)        $383,737
                                                ---------           --------           --------         --------
                                                ---------           --------           --------         --------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                               $16,987             $21,075                             $38,062
  Accrued expenses                                25,708              40,103             $7,822  (3)      73,633
  Current maturities of long-term
     obligations                                   3,842                                                   3,842
                                                ---------           --------           --------         --------
          Total current liabilities               46,537              61,178              7,822          115,537

Long-term obligations                             45,214                                 55,495  (7)     100,709
Deferred income taxes                             21,932                                                  21,932
Other long-term obligations                        1,806               1,676                               3,482
Excess of fair value of acquired
     net assets over cost, net                       426                                                     426
Postretirement obligation other than pension       7,596                                                   7,596
Minority interest in subsidiary                    2,010                                    915  (8)       2,925

Stockholders equity
     Common stock                                     82               1,251             (1,251) (4)          82
     Additional paid-in capital                   80,811              85,135            (85,135) (4)      80,811
     Retained earnings                            50,568               6,425             (6,425) (4)      50,568
     Accumulated foreign currency
       translation adjustment                      (331)                                                    (331)
                                                ---------           --------           --------         --------
          Total stockholders equity              131,130              92,811            (92,811)         131,130
                                                ---------           --------           --------         --------
TOTAL                                           $256,651            $155,665           ($28,579)        $383,737
                                                ---------           --------           --------         --------
                                                ---------           --------           --------         --------

                  See Notes to Unaudited Pro Forma Consolidated Balance Sheet

                            ATCHISON CASTING CORPORATION
                Notes to Unaudited Pro Forma Consolidated Balance Sheet

1. The "Atchison Historical" column reflects the consolidated balance sheet of the Company as of March 31, 1998.

2. The "Sheffield Historical" column reflects the consolidated balance sheet of Sheffield as of April 6, 1998, as reconciled from UK GAAP to US GAAP.
    The Unaudited Pro Forma Consolidated Balance Sheet assumes an exchange rate of $1.6665, representing the exchange rate of British Pounds to U.S. Dollars at April 6, 1998.

3. To adjust respective balances to actual assets acquired or liabilities assumed under the Deed of Warranty and Undertaking:

          Cash                               ($27,897,000)
          Accounts receivable (a)               3,085,000
          Accrued expenses (b)                  7,822,000

         (a) Includes a receivable of $13,807,000 relating to a payment to be collected by Atchison Casting UK Ltd ("ACUK") on behalf of Sheffield's former shareholders as a result of the sale by Sheffield of former subsidiaries.

         (b) Includes an accrued expense of $13,807,000 due to former shareholders of Sheffield as a result of the sale by Sheffield of former subsidiaries.

4. To reflect the purchase of Sheffield by ACUK, a subsidiary of the Company. The acquisition has been accounted for under the purchase method and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair values.

        Estimated value of net assets of
          Sheffield as of April 6, 1998                          $92,811,000

        Adjustment to assets acquired or
          liabilities assumed (see footnote 3)                   (32,634,000)

        Adjustment to record deferred income
          tax asset (see footnote 5)                              11,379,000

        Purchase price of approximately 95% interest
          in ACUK (borrowings) (see footnote 7)                  (54,931,000)

        Estimated acquisition costs (see footnote 7)                (164,000)

        Minority interest in ACUK as of April 6, 1998
          (see footnote 8)                                          (915,000)
                                                                 -----------
        Net reduction of long-term assets                       ($15,546,000)
                                                                 -----------
                                                                 -----------

    Management has made a preliminary allocation of the purchase price to the assets and liabilities of Sheffield based on information currently available. Management intends to obtain appraisals, including valuation reports on pension plans, and other information which will be used to complete the ultimate allocation of the purchase price. The final allocation of the purchase price may be substantially different than the preliminary allocation.

5. Represents the recording of a deferred income tax asset resulting from Sheffield's net operating loss carryforwards and the effect of the purchase price allocation.

6. To record capitalized financing costs paid by the Company in connection with the Company's Amended and Restated Credit Agreement dated April 3, 1998.

7. Represents borrowings of $55,495,000 under the Amended and Restated Credit Agreement to finance the $54,931,000 Sheffield purchase price, $164,000 of fees and expenses related to the acquisition and $400,000 of fees and expenses related to the Amended and Restated Credit agreement. The exchange rate paid by the Company for the purchase of British pounds sterling to finance the acquisition of Sheffield was $1.6665

8. Represents the recording of minority interest to reflect the purchase, by Sheffield management, of 1,040,000 ordinary shares of ACUK. The 1,040,000 ordinary shares represent approximately 5% of the outstanding stock of ACUK.

                                 ATCHISON CASTING CORPORATION
                       PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         For the Twelve Months ended March 31, 1998
                                        (Unaudited)
                                        (thousands)

                                              Atchison            Sheffield                Pro Forma
                                             Historical (1)     Historical (2)     Adjustments    Combined
                                             --------------     --------------     -----------    --------
Net Sales                                     $313,690             $158,822                       $472,512

Cost of goods sold                             264,040              125,719          ($908) (3)    388,851
                                              --------             --------         ------        --------
Gross profit                                    49,650               33,103            908          83,661
                                              --------             --------         ------        --------

Operating expenses:
   Selling, general and administrative          25,185               32,464                         57,649
   Amortization of intangibles                     766                                                 766
                                              --------             --------         ------        --------
     Total operating expenses                   25,951               32,464                         58,415
                                              --------             --------         ------        --------
Operating income                                23,699                  639            908          25,246

Interest expense (income), net                   2,953               (3,676)         8,231  (4)      7,508

Minority interest in net income
   of subsidiaries                                 417                                 (53) (5)        364
                                              --------             --------         ------        --------
Income (loss) before taxes                      20,329                4,315         (7,270)         17,374

Income taxes                                     8,647                1,685         (2,777) (6)      7,555
                                              --------             --------         ------        --------
Net Income (loss)                              $11,682               $2,630        ($4,493)         $9,819
                                              --------             --------         ------        --------
                                              --------             --------         ------        --------


Net income per common and
   equivalent shares:
        Basic                                    $1.50                                               $1.26
                                              --------                                            --------
                                              --------                                            --------
        Diluted                                  $1.49                                               $1.26
                                              --------                                            --------
                                              --------                                            --------

Weighted average number of
   common and equivalent
   shares outstanding:
        Basic                                7,769,263                                           7,769,263
                                              --------                                            --------
                                              --------                                            --------
        Diluted                              7,819,240                                           7,819,240
                                              --------                                            --------
                                              --------                                            --------

See Notes to Unaudited Pro Forma Consolidated Statement of Operations

                          ATCHISON CASTING CORPORATION
          Notes to Unaudited Pro Forma Consolidated Statement of Operations

1. The "Atchison Historical" column reflects the consolidated results of operations of the Company for the twelve months ended March 31, 1998.

2. The "Sheffield Historical" column reflects the consolidated results of operations of Sheffield for the twelve months ended March 31, 1998, as
    reconciled from UK GAAP to US GAAP.   The Unaudited Pro Forma Consolidated
    Statement of Operations assumes a exchange rate of $1.647, representing the average monthly exchange rate of British Pounds to U.S. Dollars for the twelve months ended March 31, 1998.

3. Represents an adjustment to depreciation expense to reflect the reduction in the carrying value of Sheffield's long-term assets.

        Depreciation expense recorded for the twelve months
          ended March 31, 1998, based on a straight line basis
          over their estimated useful lives, ranging from
          4 years to 39 years.                                    $1,611,000
        Depreciation expense for a twelve month period on the
          restated carrying value of Sheffield's long-term
          assets, based on a straight line basis over their
          estimated useful lives, ranging from 4 years to
          39 years.                                                  703,000
                                                                  ----------
        Net reduction in depreciation expense                       $908,000


4. Represents interest expense on net borrowings related to the Sheffield acquisition:

        Interest expense on borrowings of $40,000,000
          at 8.32% (a)                                            $3,328,000
        Interest expense on borrowings of $15,495,000
          at 7.4% (b)                                              1,147,000
        Amortization of the $400,000 capitalized financing
          costs over five years                                       80,000
                                                                  ----------
                                                                   4,555,000

        Interest income recorded by Sheffield for the
          twelve months ended March 31, 1998                       3,676,000
                                                                  ----------
        Net adjustment to net interest expense                    $8,231,000

        (a) On April 6, 1998, the Company converted it's $40,000,000 U.S. denominated term loan to Pounds at a 8.32% fixed rate of interest.

        (b) 7.4% represents an average rate paid by the Company on its revolving credit facility.

5. Represents minority interest in the net income of Sheffield. Sheffield management owns 1,040,000, or approximately 5%, of the outstanding shares of ACUK.

        Operating income of Sheffield, as reported for
          the twelve months ended March 31, 1998                    $639,000
        Pro forma adjustments to reported operating
          income (see footnote 3)                                    908,000
                                                                  ----------
        Adjusted pro forma operating income                        1,547,000

        Interest expense on intracompany borrowings by
          ACUK ($37,678,000 at 8.32%) (a)                          3,135,000
                                                                  ----------

        Pro forma loss before tax                                 (1,588,000)

        Income tax benefit at 33% rate                              (524,000)
                                                                  ----------

        Pro forma net loss                                       ($1,064,000)
                                                                  ----------
                                                                  ----------
        5% minority interest in pro forma net loss
          of Sheffield                                              ($53,000)
                                                                  ----------
                                                                  ----------

        (a) ACUK was capitalized by the Company with $18,332,000 of intracompany equity and $37,678,000 of intracompany debt.

6.  To reflect tax effect on pro forma consolidated income before tax:

                                Loss               Tax               Income
                              Before Tax          Rate (c)          Tax Benefit
                             -----------          --------          -----------
    Sheffield (a)            ($1,588,000)          33%               ($524,000)
    Atchison (b)              (1,420,000)          40%               ($568,000)

                                                                    ----------
         Total tax effect                                          ($1,092,000)

         Income tax expense recorded by Sheffield for
           the twelve months ended March 31, 1997                    1,685,000
                                                                    ----------

         Net adjustment to income tax expense                      ($2,777,000)

    (a)  See footnote 5

    (b)  Interest expense on net borrowings related to
         Sheffield acquisition (see footnote 4)                     $4,555,000

         Interest income from ACUK (see footnote 5)                  3,135,000
                                                                    ----------

         Net adjustment to interest expense at Atchison             $1,420,000

    (c)  The 33% represents the UK statutory tax rate.
         The 40% represents the combined U.S. federal, state and local statutory rates.

                                  ATCHISON CASTING CORPORATION
                         PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            For the Nine Months Ended March 31, 1998
                                           (Unaudited)
                                           (thousands)


                                          Atchison     Sheffield               Pro Forma
                                       Historical(1)  Historical(2)  Adjustments   Consolidated
                                      -------------  -------------  -----------    ------------
Net Sales                                $244,854      $118,608                     $363,462

Cost of goods sold                        208,859       102,431        ($681) (3)    310,609
                                      -------------  -------------  -----------    ----------
Gross profit                               35,995        16,177          681          52,853
                                      -------------  -------------  -----------    ----------
Operating expenses:
   Selling, general and administrative     18,856        19,630       (1,162) (4)     37,324
   Amortization of intangibles                637                                        637
                                      -------------  -------------  -----------    ----------
     Total operating expenses              19,493        19,630       (1,162)         37,961
                                      -------------  -------------  -----------    ----------
Operating income (loss)                    16,502        (3,453)       1,843          14,892
                                      -------------  -------------  -----------    ----------
Interest expense (income), net              2,126        (2,759)       6,175  (5)      5,542

Minority interest in net income
   of subsidiaries                            258                       (133) (6)        125
                                      -------------  -------------  -----------    ----------
Income (loss) before taxes                 14,118          (694)      (4,199)          9,225

Income taxes                                5,990           859       (2,592) (7)      4,257
                                      -------------  -------------  -----------    ----------
Net Income (loss)                          $8,128       ($1,553)     ($1,607)         $4,968
                                      -------------  -------------  -----------    ----------
                                      -------------  -------------  -----------    ----------

Net income per common and
   equivalent shares:
        Basic                               $1.00                                      $0.61
                                      -------------                                ----------
                                      -------------                                ----------
        Diluted                             $0.99                                      $0.60
                                      -------------                                ----------
                                      -------------                                ----------

Weighted average number of
   common and equivalent
   shares outstanding:
        Basic                           8,161,647                                  8,161,647
                                      -------------                                ----------
                                      -------------                                ----------
        Diluted                         8,213,281                                  8,213,281
                                      -------------                                ----------
                                      -------------                                ----------

      See Notes to Unaudited Pro Forma Consolidated Statement of Operations

                          ATCHISON CASTING CORPORATION
         Notes to Unaudited Pro Forma Consolidated Statement of Operations


1. The "Atchison Historical" column reflects the consolidated results of operations of the Company for the nine months ended March 31, 1998.

2. The "Sheffield Historical" column reflects the consolidated results of operations of Sheffield for the nine months ended March 31, 1998, as reconciled from UK GAAP to US GAAP. The Unaudited Pro Forma Consolidated Statement of Income assumes an exchange rate of $1.648, representing the average monthly exchange rate of British Pounds to U.S. Dollars for the nine months ended March 31, 1998.

3. Represents an adjustment to depreciation expense to reflect the reduction in the carrying value of Sheffield's long-term assets.


      Depreciation expense recorded for the nine months ended
       March 31, 1998, based on a straight line basis over their
       estimated useful lives, ranging from 4 years to 39 years.    $1,208,000

      Depreciation expense for a nine month period on the
       restated carrying value of Sheffield's long-term assets,
       based on a straight line basis over their estimated
       useful lives, ranging from 4 years to 39 years.                 527,000
                                                                    ----------
      Net reduction in depreciation expense                         $  681,000


4. Represents the elimination of non-recurring charges related to the sale of Sheffield to the Company:


        Management bonuses for completing the sale
         transaction                                                  $470,000
        Professional fees paid relating to the transaction             692,000
                                                                    ----------
                                                                    $1,162,000

5. Represents interest expense on net borrowings related to the Sheffield acquisition:


    Interest expense on borrowings of $40,000,000 at 8.32% (a)   $2,496,000

    Interest expense on borrowings of $15,495,000 at 7.4% (b)       860,000

    Amortization of the $400,000 capitalized financing costs
     over five years                                                 60,000
                                                                 ----------
                                                                 $3,416,000

    Interest income recorded by Sheffield for the nine months
    ended March 31, 1998                                          2,759,000
                                                                 ----------
    Net adjustment to net interest expense                       $6,175,000

    (a) On April 6, 1998, the Company converted it's $40,000,000 U.S. denominated term loan to Pounds Sterling at a 8.32% fixed rate of interest.

    (b) 7.4% represents an average rate paid by the Company on its revolving credit facility.

6. Represents minority interest in the net income of Sheffield. Sheffield management owns 1,040,000, or approximately 5%, of the outstanding shares of ACUK.


   Operating loss of Sheffield, as reported for the
    nine months ended March 31, 1998                             ($3,453,000)
   Pro forma adjustments to reported operating loss
    (see footnote 3 and 4)                                         1,843,000
                                                                 ------------
                                                                  (1,610,000)
   Adjusted pro forma operating loss

   Interest expense on intracompany borrowings by
      ACUK ($37,678,000 at 8.32% for nine months) (a)
                                                                   2,351,000
                                                                  ------------
   Pro forma loss before tax                                      (3,961,000)

   Income tax benefit at 33% rate                                  1,307,000
                                                                  ------------
   Pro forma net loss                                             (2,654,000)
                                                                  ------------
                                                                  ------------
   5% minority interest in pro forma net loss of Sheffield         ($133,000)
                                                                  ------------
                                                                  ------------

       (a) ACUK was capitalized by the Company with $18,332,000 of intracompany equity and $37,678,000 of intracompany debt.

7. To reflect tax effect on pro forma consolidated income before tax:


                                Loss              Tax             Income
                             Before Tax          Rate (c)       Tax Benefit
                             -----------         --------      ------------
        Sheffield (a)        ($3,961,000)          33%         ($1,307,000)
        Atchison (b)          (1,065,000)          40%           ($426,000)
                                                               -----------
            Total tax effect                                   ($1,733,000)

                Income tax expense recorded by Sheffield for
                the nine months ended March 31, 1998
                                                                  859,000
                                                               -----------
                Net adjustment to income tax expense          ($2,592,000)

      (a)       See footnote 6

      (b)       Interest expense on net borrowings related to
                Sheffield acquisition (see footnote 5)          $3,416,000

                Interest income from ACUK (see footnote 6)       2,351,000
                                                               -----------
                Net adjustment to interest expense at Atchison  $1,065,000

      (c)       The  33% represents the UK statutory tax rate.
                The 40% represents the combined U.S.
                federal, state and local statutory rates.


                                        ATCHISON CASTING CORPORATION
                               PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                      For the Year Ended June 30, 1997
                                                 (Unaudited)
                                                 (thousands)

                                             Atchison     Sheffield             Pro Forma
                                          Historical(1)  Historical(2)  Adjustments     Combined
                                          -------------  -------------  -----------     ---------
 Net Sales                                   $245,769      $164,669                     $410,438

 Cost of goods sold                           203,386       133,781        ($773)(3)     336,394

 Impairment loss for fixed assets                            32,329                       32,329
                                          -------------  -------------  -----------     ---------
 Gross profit                                  42,383        (1,441)         773          41,715
                                          -------------  -------------  -----------     ---------
 Operating expenses:
    Selling, general and administrative        21,559        18,029                       39,588
    Amortization of intangibles                   632                                        632
                                          -------------  -------------  -----------     ---------
      Total operating expenses                 22,191        18,029                       40,220
                                          -------------  -------------  -----------     ---------
 Operating income                              20,192       (19,470)         773           1,495

 Interest expense (income), net                 3,227        (1,735)       6,290 (4)       7,782

 Minority interest in net income
    of subsidiaries                               270                       (731)(5)        (461)
                                          -------------  -------------  -----------     ---------
 Income (loss) before taxes                    16,695       (17,735)      (4,786)         (5,826)

 Income taxes                                   6,967         2,487      (10,260)(6)        (806)
                                          -------------  -------------  -----------     ---------
 Net Income (loss)                             $9,728      ($20,222)      $5,474         ($5,020)
                                          -------------  -------------  -----------     ---------
                                          -------------  -------------  -----------     ---------

 Net income (loss) per common and
    equivalent shares:
         Basic                                  $1.68                                     ($0.87)
                                          -------------                                 ---------
                                          -------------                                 ---------
         Diluted                                $1.67                                     ($0.86)
                                          -------------                                 ---------
                                          -------------                                 ---------
 Weighted average number of
    common and equivalent
    shares outstanding:
         Basic                               5,796,281                                 5,796,281
                                          -------------                                ---------
                                          -------------                                ---------
         Diluted                             5,830,695                                 5,830,695
                                          -------------                                ---------
                                          -------------                                ---------


See Notes to Unaudited Pro Forma Consolidated Statement of Operations

                             ATCHISON CASTING CORPORATION
          Notes to Unaudited Pro Forma Consolidated Statement of Operations

1. The "Atchison Historical" column reflects the consolidated results of
   operations of the Company for the fiscal year ended June    30, 1997.

2. The "Sheffield Historical" column reflects the consolidated results of
   operations of Sheffield for the twelve months ended    March 31, 1997, as
   reconciled from UK GAAP to US GAAP.   The Unaudited Pro Forma Consolidated
   Statement of Income assumes a    exchange rate of $1.596, representing the
   average monthly exchange rate of British Pounds to U.S. Dollars for the
   twelve    months ended March 31, 1997.

3. Represents an adjustment to depreciation expense to reflect the reduction in the carrying value of Sheffield's long-term assets.


          Depreciation expense recorded for the twelve
          months ended March 31, 1997, based on a straight
          line basis over their estimated useful
          lives, ranging from 4 years to 39 years.          $1,124,000


          Depreciation expense for a twelve month period
          on the restated carrying value of Sheffield's
          long-term assets, based on a straight line
          basis over their estimated useful lives, ranging
          from 4 years to 39 years.                            351,000
                                                            ----------
          Net reduction in depreciation expense               $773,000


4. Represents interest expense on net borrowings related to the Sheffield acquisition:



    Interest expense on borrowings of $40,000,000 at 8.32% (a)   $3,328,000

    Interest expense on borrowings of $15,495,000 at 7.4% (b)     1,147,000

    Amortization of the $400,000 capitalized financing costs
     over five years                                                  80,000

                                                                 ----------
                                                                  4,555,000

    Interest income recorded by Sheffield for the twelve months
     ended March 31, 1997                                         1,735,000
                                                                 ----------
    Net adjustment to net interest expense                       $6,290,000


    (a)  On April 6, 1998, the Company converted it's
         $40,000,000 U.S. denominated term loan to British pounds at a 8.32% fixed rate of interest.

    (b) 7.4% represents an average rate paid by the Company on its revolving credit facility.

5. Represents minority interest in the net income of Sheffield. Sheffield management owns 1,040,000, or approximately 5%, of the outstanding shares of ACUK.


        Operating loss of Sheffield, as reported for the
         twelve months ended March 31, 1997                 ($19,470,000)

        Pro forma adjustments to reported operating loss
          (see footnote 3)                                       773,000
                                                             ------------
               Adjusted pro forma operating loss             (18,697,000)

        Interest expense on intracompany borrowings by
                 ACUK ($37,678,000 at 8.32%) (a)               3,135,000
                                                             ------------
        Pro forma loss before tax                            (21,832,000)

        Income tax benefit at 33% rate                         7,205,000
                                                             ------------
        Pro forma net loss                                  ($14,627,000)
                                                             ------------
                                                             ------------

        5% minority interest in pro forma net loss of
         Sheffield                                             ($731,000)
                                                             ------------
                                                             ------------

        (a) ACUK was capitalized by the Company with $18,332,000 of intracompany equity and $37,678,000 of intracompany debt.

6. To reflect tax effect on pro forma consolidated loss before tax:


                            Loss              Tax             Income
                        Before Tax         Rate (c)         Tax Benefit
                       ------------        --------         -----------
       Sheffield (a)  ($21,832,000)           33%            ($7,205,000)
       Atchison (b)     (1,420,000)           40%              ($568,000)
                                                             ------------
             Total tax effect                                ($7,773,000)

               Income tax expense recorded by Sheffield for
                the twelve months ended March 31, 1997          2,487,000
                                                             ------------
               Net adjustment to tax expense                 ($10,260,000)

       (a)     See footnote 5

       (b)     Interest expense on net borrowings related
                to Sheffield acquisition (see footnote 4)      $4,555,000


               Interest income from ACUK (see footnote 5)       3,135,000
                                                              ------------

               Net adjustment to interest expense at Atchison  $1,420,000

      (c)      The  33% represents the UK statutory tax rate.
               The 40% represents the combined U.S.
               federal, state and local statutory rates.

                                  EXHIBIT INDEX

      Exhibit
      Number                         Exhibit
      --------                       -------
        2.1      The  Offer from ACUK to the stockholders of Sheffield dated
                 April 6, 1998 (incorporated by reference to Exhibit  2.1
                 of the Company's Current Report on Form 8-K dated April
                 16, 1998).

        2.2 Deed of Warranty and Undertaking in respect of Sheffield and its Subsidiaries dated April 6, 1998 by and among Phillip Montague Wright, Malcom Arthur Brand and David
                 Fletcher and ACUK (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K dated April 16,
                 1998).

       4.1a      The Amended and Restated Credit Agreement dated as of
                 April 3, 1998, among the registrant, the Banks party thereto and Harris Trust and Savings Bank, as Agent (incorporated by reference to Exhibit 4.1a of the Company's Current
                 Report on Form 8-K dated April 16, 1998).

       4.1b Pledge and Security Agreement dated as of April 3, 1998, between the registrant and Harris Trust and Savings Bank, as Agent (incorporated by reference to Exhibit 4.1b of the Company's Current Report on Form 8-K dated April 16,
                 1998).

        4.2      Third Amendment dated  as of April 3, 1998 to the Note
                 Purchase Agreement dated July 29, 1994 between the registrant and Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K dated April 16,
                 1998).

       10.1 The Share Exchange Agreement dated April 6, 1998 in respect of the ordinary shares of Sheffield by and among David Fletcher and others, ACUK and Atchison Casting
                 Corporation (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K dated April 16,
                 1998).